ASSET ACQUISITION AGREEMENT


                           AMONG


           ZEOSOFT CORPORATION, a Florida corporation,


    NEOMETRIX TECHNOLOGY GROUP, INC., a Delaware corporation


                           AND


      NEOMETRIX ACQUISITION I, INC., a Delaware corporation



                    Dated: April 1, 2003











                  TABLE OF CONTENTS

                                                     Page



BACKGROUND                                             1

ARTICLE I - SALE AND PURCHASE OF ASSETS                1

Section 1.01    Purchased Assets; Excluded Assets      1
Section 1.02    Assumed Obligations                    2
Section 1.03    Excluded Assets                        3
Section 1.04    Consideration                          3
Section 1.05    Allocation of Purchase Price           3
Section 1.06    Tax Consequences                       3

ARTICLE II - CLOSING; DOCUMENTS OF CONVEYANCE          4

Section 2.01    Closing                                4
Section 2.02    Actions to be Taken at the Closing     4
Section 2.03    Prorations at Closing                  5
Section 2.04    Transfer of Possession                 6
Section 2.05    Utility Services                       6

ARTICLE III -REPRESENTATIONS AND WARRANTIES OF BUYER   6

Section 3.01    Organization and Good Standing         6
Section 3.02    Power and Authority                    6
Section 3.03    Validity of Contemplated Transactions  6
Section 3.04    Capitalization                         6
Section 3.05    No Business                            6

ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF PARENT   7

Section 4.01    Due Organization                       7
Section 4.02    Capitalization, Etc.                   7
Section 4.03    Financial Statements                   8
Section 4.04    Tax Matters                            8
Section 4.05    Insurance                              8
Section 4.06    Legal Proceedings                      8


Section 4.07    Assets                                 8
Section 4.08    Real Property                          9
Section 4.09    Compliance with Laws                   9
Section 4.10    Guarantees                             9
Section 4.11    Authority; Binding Nature of Agreement 9
Section 4.12    Non-Contravention                      9
Section 4.13    Environmental Matters                 10
Section 4.14    Significant Customers; Material
                Contracts and Commitments             10
Section 4.15    Employee Benefit Plans	            11
Section 4.16    Intellectual Property                 11
Section 4.17    Software Licenses                     12
Section 4.18    Full Disclosure                       12
Section 4.19    Valid Issuance                        13

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER  13

Section 5.01      Due Organization                    13
Section 5.02      Financial Statements.               13
Section 5.03      Tax Matters                   	13
Section 5.04      Insurance                           13
Section 5.05      Legal Proceedings                   14
Section 5.06      Assets                              14
Section 5.07      Real Property                       14
Section 5.08      Compliance with Laws                14
Section 5.09      Guarantees                          14
Section 5.10      Authority; Binding Nature of
			Agreement                           14
Section 5.11      Non-Contravention                   14
Section 5.12      Environmental Matters               15
Section 5.13      Significant Customers; Material
                  Contracts and Commitments           16
Section 5.14      Intellectual Property               16
Section 5.15      Software Licenses                   17
Section 5.16      Full Disclosure                     17

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
             OF BUYER AND PARENT                      17

Section 6.01      Accuracy of Representations         17
Section 6.02      Performance of Covenants            17
Section 6.03      Consents                            18
Section 6.04      Agreements and Documents            18
Section 6.05      Additional Loans                    18
Section 6.06      No Change of Control                18

ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS
              OF SELLER                               18

Section 7.01      Accuracy of Representations         18
Section 7.02      Performance of Covenants            19
Section 7.03      Consents                            19
Section 7.04      Agreements and Documents            19


ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND
               WARRANTIES; INDEMNIFICATION            19

Section 8.01      Survival of Representations
                  and Warranties                      19
Section 8.02      Seller Indemnity                    19
Section 8.03      Indemnity Agreement of Parent
                  and Buyer                           20
Section 8.04      Indemnification Procedure           21

ARTICLE IX - CONDUCT OF THE PARTIES AFTER CLOSING     21

Section 9.01      Cooperation                         21
Section 9.02      Access to Books and Records         22
Section 9.03      Use of Name                         22
Section 9.04      Repayment of Obligations            22
Section 9.05      Incentive Compensation              22

ARTICLE X - MISCELLANEOUS                             22

Section 10.01     144 Legend                          22
Section 10.02     Further Assurances                  23
Section 10.03     Fees and Expenses                   23
Section 10.04     Attorneys' Fees                     23
Section 10.05     Notices                             23
Section 10.06     Severability                        24
Section 10.07     Headings                            24
Section 10.08     Counterparts                        25
Section 10.09     Governing Law; Venue                25
Section 10.10     Interpretation                      25
Section 10.11     Remedies Cumulative; Specific
                  Performance                         25
Section 10.12     Waiver                              26
Section 10.13     Amendments                          26
Section 10.14     Entire Agreement                    26
Section 10.15     Board Appointment                   26
Section 10.16     Share Combination                   26
Section 10.17     Public Trading of Buyer Stock       26
Section 10.18     Construction                        27



                          SCHEDULES AND EXHIBITS


Exhibits                             Description

Exhibit A............................Certain Definitions
Exhibit B............................Lease Agreement
Exhibit C............................Allocation of Purchase Price
Exhibit D............................Bill of Sale and Assignment
Exhibit E............................Class B Secured Promissory Note
Exhibit F............................Assumption and Release Agreement
Exhibit G............................Class A-1 Secured Promissory Note
Exhibit H............................Class A-2 Secured Promissory Note
Exhibit I............................Security Agreement
Exhibit J............................Guaranty


Schedules                            Description

Schedule 1.01(a).....................Patents, Trademarks, and Applications
Schedule 1.01(j).....................List of Leased Assets
Schedule 1.02........................Assumed Obligations
Schedule 4.02........................Share Restrictions, etc.
Schedule 4.03........................Financial Statement Exceptions
Schedule 4.04........................Tax Exceptions
Schedule 4.05........................Insurance
Schedule 4.06........................Legal Proceedings
Schedule 4.07........................Liens and Encumbrances
Schedule 4.08........................Real Property Leases
Schedule 4.14........................Material Contracts
Schedule 4.15........................Employee Benefits Plans
Schedule 4.16........................Intellectual Property Exceptions
Schedule 5.02........................Financial Statement Exceptions
Schedule 5.03........................Tax Exceptions
Schedule 5.04........................Insurance
Schedule 5.05........................Legal Proceedings
Schedule 5.06........................Liens and Encumbrances
Schedule 5.07........................Real Property Leases
Schedule 5.13........................Material Contracts
Schedule 5.14........................Intellectual Property Exceptions



                           ASSET ACQUISITION AGREEMENT


This Asset Acquisition Agreement (the "Agreement") is made as of the 1st day of April, 2003, by and among Neometrix Acquisition I, Inc., a Delaware corporation (hereafter "Buyer"), Neometrix Technology Group, Inc., a Delaware corporation (hereafter, "Parent"), and Zeosoft Corporation, a Florida corporation (hereafter "Seller")


                                    BACKGROUND

WHEREAS, the Seller is engaged in business as a developer of software for use on hand-held computing devices; and

WHEREAS, the Seller desires to sell substantially all of its assets and, under the terms and conditions set forth in this Agreement, the Buyer has agreed to purchase such assets and assume certain of the Seller's obligations; and

WHEREAS, the Parent, as the owner of all of the capital stock of the Buyer, has agreed to join in this Agreement to provide certain guarantees and other consideration in order to induce the Seller to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller, the Buyer, and the Parent agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

Section 1.01 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.01), Seller will sell to Buyer, and Buyer will purchase from Seller, the assets of Seller listed below(collectively, the "Purchased Assets"). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"), except as provided herein. The Purchased Assets will include the following items:

(a) Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, including specifically those set forth in
Schedule 1.01(a), all goodwill associated therewith, and all computer software developed by Seller, including all documentation thereof and all other Intellectual Property (as defined in Section 4.16) of Seller, and all rights to use the name "Zeosoft;"

(b) Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Purchased Assets;

(c)   Cash.  The sum of $250,000 in cash;

(d) Customer Lists and other Intangible Assets. All other intangible assets, including without limitation all customer lists, goodwill, "know-how," proprietary information and trade secrets relating to the Seller's business operations; and all manufacturers' warranties (including pending warranty claims) and manuals relating to the Purchased Assets;

(e) Seller's Deposits and Prepayments. All of the Seller's lease deposits on leases assumed by Buyer;

(f) Permits. All permits relating to the operation of Seller's business, to the extent such permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;

(g) Leases. All real property leases of Seller, to the extent such are assignable.

(h) Telephone and Facsimile Numbers. The right to use the telephone and facsimile machine numbers assigned to Seller's places of business in Arizona and New Jersey;

(i) Books and Records. Except as expressly set forth in Section 1.03, all papers, documents, computerized databases and records of Seller relating to the Purchased Assets and its business operations, including without limitation all software design documents, source code, employer records and workers' compensation records relating to employees hired by the Buyer, sales records, marketing records, accounting and financial records, and maintenance and production records; and

(j) Claims Relating to Purchased Assets. All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Purchased Assets and all claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Assumed Obligations
(as defined in Section 1.02), in each case whether accruing before or after the Closing;

provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03. Buyer will also lease from Seller all leasehold improvements, furniture, furnishings, signs, displays and other fixed assets owned by the Seller, including without limitation computer hardware, as more particularly described in Schedule 1.01(j) attached hereto and incorporated herein by reference. Such lease will be in the form of the Equipment Lease hereto attached as Exhibit B.

Section 1.02 Assumed Obligations. In consideration of Buyer's purchase of the Purchased Assets, subject to the terms and conditions set forth herein, on the Closing Date the Seller shall assign to the Buyer and the Buyer shall assume and discharge in a timely fashion all of the liabilities and obligations of the Seller set forth on Schedule 1.02 (hereafter collectively referred to as the "Assumed Obligations").

Except as expressly set forth in this Section 1.02, the Buyer shall have no responsibility for any of the Seller's obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the "Excluded Obligations."

Section 1.03 Excluded Assets. The Purchased Assets shall not include any of the Seller's rights, privileges, title or interest in the following assets (hereafter referred to as the "Excluded Assets"):

(a) Books and Records. All of the Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Obligations and all of Seller's books and records that it acquired in foreclosure from Buzzeo, Inc., except to the extent that such records relate to the intellectual property purchased hereunder;

(b) Rights Hereunder. All rights and claims of the Seller under this Agreement; and

(c) Contracts not Assigned. All rights of the Seller in, to and under those leases, purchase orders, contracts and other agreements not being assigned to the Buyer pursuant to Section 1.01.

(d) Tangible Personal Property. All of the tangible personal property leased to Seller pursuant to the terms of Section 1.0.1.

(e)   Additional Cash.  Seller's cash in excess of that specified in
Section 1.01(c).

Section 1.04 Consideration. In addition to the assumption of the Assumed Obligations, at the Closing, Buyer shall deliver to Seller 6,000,000 shares of Parent's common stock.

Section 1.05 Allocation of Purchase Price. At or prior to the Closing, the Buyer and the Seller shall execute a written instrument in the form of Exhibit C setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Buyer for the Purchased Assets. Each party agrees to report the purchase and sale contemplated herein on Internal Revenue Service Form 8594 and for all other federal and state tax purposes in accordance with such allocation.

Section 1.06       Tax Consequences.   For federal income tax purposes, the
transactions contemplated hereby are intended to constitute a "reorganization" within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, and each party is intended to be a "party to the reorganization" within the meaning of Section 368 of the Code.

                                  ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01 Closing. Subject to the satisfaction of the conditions set forth in Articles VI and VII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the "Closing") to be held at the offices of Seller in Tampa, Florida, on April 1, 2003 (the "Closing Date"). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the "Effective Time").

Section 2.02 Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

(a) Seller will execute and deliver to Buyer a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit D, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Buyer as Buyer may reasonably request.

(b) Parent will deliver to Buyer 8,320,000 shares of Parent's common stock, plus any shares of Parent's common stock issuable under Sections 2.02(h) and
6.05 hereof;.

(c) Buyer will deliver to Parent Buyer's Class B Secured Promissory Notes in substantially the form of Exhibit E, in the original principal amount of $1,169,273.50.

(d) Buyer will deliver to Seller certificates representing 6,000,000 shares of Parent's common stock in exchange for the Purchased Assets.

(e) Buyer will deliver to the holders of Seller's Series A Convertible Secured Promissory Notes (the "Zeosoft Notes") 1,820,000 shares of Parent's common stock in exchange for all of the Zeosoft Notes except those specified in Sections 2.02(g) and (h). The holders of those Zeosoft Notes will deliver them to Parent, who will exchange them for the Buyer's Class B Secured Promissory Notes described in Section 2.02(c).

(f) Buyer will deliver to Seller an Assumption and Release Agreement in substantially the form of Exhibit F.

(g) Buyer will deliver to the holders of $500,000 in principal amount of the Zeosoft Notes a like principal amount of Buyer's Class A-1 Secured Promissory Notes in substantially the form of Exhibit G and 500,000 shares of Parent's common stock, and the holders of such Zeosoft Notes will deliver them to Buyer.

(h) Buyer will deliver to the holders of the Zeosoft Notes issued pursuant to Section 6.05 a like principal amount of Buyer's Class A-2 Secured Promissory Notes in substantially the form of Exhibit H and one share of Parent's common stock for each dollar in principal amount of those Zeosoft Notes and the holders of such Zeosoft Notes will deliver them to Buyer.

(i) Buyer will deliver to the holders of its Class A-1, Class A-2, and Class B Secured Promissory Notes a Security Agreement in substantially the form of Exhibit I.

(j) Parent, Buyer, and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

(k) Parent will execute and deliver to the holders of Buyer's Class A-1 and Class A-2 Secured Promissory Notes Parent's guaranty of payment of those Notes in substantially the form of Exhibit J.

(l) Seller will deliver to Buyer copies of an amendment to its articles of incorporation, changing its name.

(m) Seller will deliver to Buyer and Parent copies of its Plan of Liquidation and Dissolution.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Buyer and the Seller.

Section 2.03 Prorations at Closing. All compensation (including vacation and sick pay accruals, as applicable), payroll and withholding taxes relating to the Seller's employees, including wages accrued but unpaid for the current payroll period (determined as of the Closing Date) shall be paid by the Buyer when due and shall be treated as an Assumed Obligation; provided, however, that Seller will pay the entire payroll for the period ending
March 31, 2003. Seller will also pay all bills for ordinary accounts payable received prior to the Effective Time, and Buyer will pay all bills for ordinary accounts payable received after the Effective Time, not to exceed $10,000 in the aggregate, plus the Assumed Obligations. All other operating expenses and liabilities relating to the ownership and operation of the Purchased Assets attributable to the period ending at the Effective Time that are not Assumed Obligations shall be paid by the Seller as they fall due.
 The Assumed Obligations and all operating and other expenses relating to the ownership and operation of the Purchased Assets attributable to periods commencing on and after the Effective Time shall be the sole responsibility of the Buyer.

Section 2.04 Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Buyer full possession and enjoyment of the Purchased Assets.

Section 2.05 Utility Services. On the Closing Date or as soon thereafter as practicable, the Seller and the Buyer will cooperate with each other to arrange to disconnect or obtain final readings with respect to all electricity, water, telephone, and other utilities, and to have such services reconnected in or otherwise transferred to the Buyer's name immediately thereafter.

                                         ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller as follows:

Section 3.01 Organization and Good Standing. The Buyer is a Delaware corporation, duly organized, validly existing, and in good standing.

Section 3.02 Power and Authority. The Buyer has the requisite power and authority to execute, deliver, and perform its obligations under and pursuant to this Agreement, including without limitation, the requisite power and authority to acquire the Purchased Assets and assume the Assumed Obligations upon the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 3.03 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provision of the Articles of Incorporation or Bylaws of the Buyer, (ii) violate, be in conflict with, constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any agreement, contract, commitment, indenture, lease or mortgage applicable to the Buyer, or (iii) violate any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator by which the Buyer is bound.

Section 3.04 Capitalization. The capitalization of Buyer consists of 1,000 shares of voting common stock, of which at Closing, all will be issued and outstanding, and owned by Parent. All of the outstanding shares of Buyer's common stock have been duly authorized and validly issued, and are fully paid and non-assessable.

Section 3.05 No Business. Buyer has conducted no business and at the Closing Date will have conducted no business and will have no liabilities or obligations, except those relating to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

The Parent represents and warrants to the Seller, its shareholders, and the holders of the Zeosoft Notes, and where applicable, covenants with the Seller, its shareholders, and the holders of the Zeosoft Notes as follows:

Section 4.01 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted. Each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 4.02 Capitalization, Etc. The capitalization of Parent consists of 50,000,000 shares of voting common stock, of which at Closing, approximately 12,000,000 will be issued and outstanding and 5,000,000 shares of preferred stock, of which none are issued and outstanding. The relative rights and preferences of any of the preferred stock have not been established. All of the outstanding shares of Parent's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer, except as provided in Schedule 4.02. All of such shares have been issued in compliance with applicable securities laws. Except as provided in Schedule 4.02,there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent. Except as provided in Schedule 4.02, Parent has never issued or granted any expired option, call, warrant or right to acquire or otherwise relating to, any shares of its capital stock or other securities. Each subsidiary of Parent is wholly-owned by Parent, and with respect to each subsidiary, there is no: (i) outstanding subscription, option, call,warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of the subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or the subsidiary; (iii) contract under which Parent or the subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or the subsidiary.

Section 4.03 Financial Statements. Parent has delivered to Seller the following financial statements and notes (collectively, the "Parent Financial
 Statements"): the audited consolidated balance sheet, income statement, and statement of cash flows of Parent and its subsidiaries as of October 31, 2002, and the unaudited consolidated balance sheet, income statement, and statement of cash flows of Parent and its subsidiaries as of January 31, 2003. The Parent Financial Statements are accurate and complete in all material respects and present fairly the financial position of Parent as of the dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Except as disclosed on Schedule 4.03, there has been no material adverse change in Parent's financial condition, business or properties since the date of the most recent Parent Financial Statements. Except as disclosed on Schedule 4.03 attached hereto, neither Parent nor any of its subsidiaries are liable for or subject to any liabilities, except for those liabilities reflected on the Parent Financial Statements and not heretofore paid or discharged and those liabilities arising in the ordinary course of business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement.

Section 4.04 Tax Matters. Except as set forth on Schedule 4.04, all Tax Returns required to be filed by or on behalf of Parent or any of its subsidiaries with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 4.05 Insurance. Parent and each of its subsidiaries has maintained, and will maintain insurance coverage against liability, loss or casualty with respect to its operations. A description of all such policies is hereto attached as Schedule 4.05.

Section 4.06 Legal Proceedings. Except as set forth on Schedule 4.06, there is no pending Legal Proceeding, and, to the best of the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent, any subsidiary of Parent, or any of the assets owned or used by Parent or its subsidiaries and which, if decided against Parent or the subsidiaries, would have a Material Adverse Effect on the financial condition, business or properties of Parent or the subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 4.07 Assets. Parent and its subsidiaries have good, valid and marketable title to all assets shown on the most recent Parent Financial Statements, free and clear of any liens, except as disclosed on Schedule 4.07. Neither Parent nor any of its subsidiaries has sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of its assets or its business since the date of the most recent Parent Financial Statements. Neither Parent nor any of its subsidiaries has purchased or acquired a material amount of assets or a line of business or entered into any agreement or option to purchase or acquire a material amount of assets or a line of business since the date of the most recent Parent Financial Statements. No third party has any option or right to acquire Parent's business or any of its assets or those of any of its subsidiaries.

Section 4.08 Real Property. Neither Parent nor any of its subsidiaries owns any real property. Schedule 4.08 includes a complete list of the real property leased by Parent and its subsidiaries ("Parent Leased Real Property"). Parent has a valid leasehold interest in the Parent Leased Real Property.

Section 4.09 Compliance with Laws. To the best knowledge of Parent, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Parent has not received any notice, advice, claim or complaint from any employee or Governmental Body that Parent or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.10 Guarantees. Neither Parent nor any of its subsidiaries has guaranteed or pledged any assets with respect to any obligation or indebtedness of any Person or Entity.

Section 4.11 Authority; Binding Nature of Agreement. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action on the part of Parent and its board of directors; and the approval of Parent's shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Parent will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

Section 4.12 Non-Contravention. Neither (i) the execution delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) the provisions of the respective Articles of Incorporation or Bylaws of Parent, or (ii) any resolution adopted by the shareholders or Board of Directors of Parent;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment, or decree to which Parent or any of its subsidiaries, or any of the assets owned or used by it or them, is subject; or

(c) contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Parent or any of its subsidiaries is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, (iii) cancel, terminate or modify any such Contract.

Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement.

Section 4.13       Environmental Matters.

(a) Parent and each of its subsidiaries has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

(b) Parent and each of its subsidiaries has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle hazardous wastes and hazardous substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Parent and each of its subsidiaries where hazardous wastes or hazardous substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

(c) There have been no releases or threats of releases (as defined in Environmental Laws) by Parent or any of its subsidiaries from, in or on any property owned or operated by Parent or any of its subsidiaries except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

(d) Parent knows of no on-site or off-site location to which Parent or any of its subsidiaries has transported or disposed of hazardous wastes and hazardous substances or arranged for the transportation of hazardous wastes and hazardous substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Parent or any of its subsidiaries for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States environmental statutes, as amended.

Section 4.14        Significant Customers; Material Contracts and Commitments.
Schedule 4.14 hereto contains an accurate list of (i) all significant customers of Parent or its subsidiaries (i.e. those customers representing
5% or more of Parent's consolidated revenues for the 12 months ending on the date of the most recent Parent Financial Statements) and (ii) all material contracts, commitments, and leases to which Parent or any of its subsidiaries is a party or by which it or its properties are bound
 (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, and material employment contracts) (collectively, the "Parent Material Contracts"). Except to the extent set forth on Schedule 4.14 hereto, (i) none of Parent's significant customers have canceled or substantially reduced or, to the knowledge of Parent are currently attempting or threatening to cancel or substantially reduce their purchases of goods or services, (ii) Parent and its subsidiaries have complied with its material commitments and obligations and are not in default under any of the Parent Material Contracts and no notice of default has been received with respect to any thereof and (iii) there are no Parent Material Contracts that were not negotiated at arm's length with third parties not affiliated with Parent or any officer, director or stockholder of Parent or its subsidiaries. No employees of Parent or any of its subsidiaries are represented by any labor union or covered by any collective bargaining agreement and, to the best of Parent's knowledge, no campaign to establish such representation is in progress. Parent considers its relationship with its employees to be good.

Section 4.15 Employee Benefit Plans. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by Parent or any of its subsidiaries for the benefit of any current or former employee of Parent or its subsidiaries or in which such employees are entitled to participate are listed in Schedule 4.15 (the "Parent
 Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to Zeosoft. Except as disclosed on Schedule 4.15: (i) each Parent Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law; (ii) no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought against or with respect to any Parent Benefit Plan; and (iii) all required contributions to Parent Benefit Plans have been made, and all benefits accrued under any unfunded Parent Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and Parent and each of its subsidiaries have performed all material obligations required to be performed under the Parent Benefit Plans.

Section 4.16        Intellectual Property.
(a)   Parent owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined below) used by it and its subsidiaries in their respective businesses as currently conducted. Each employee of Parent or any of its subsidiaries who created any of Parent's or its subsidiaries' Intellectual Property and each independent contractor engaged by Parent or any of its subsidiaries who created any of Parent's or its subsidiaries' Intellectual Property has assigned to Parent or its subsidiaries all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Parent's Intellectual Property in the ordinary course of Parent's business) has any rights to any of the Intellectual
Property owned or used by Parent or its subsidiaries, and, to Parent's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Parent or any of its subsidiaries owns or has an exclusive license to use. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights, and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.
(b) None of the activities or business conducted by Parent and none of the Intellectual Property owned or used by Parent or any of its subsidiaries (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Parent has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.
(c) Except as set forth on Schedule 4.16, there are no agreements with any Person pursuant to which Parent obtains rights to Intellectual Property material to the business of Parent or any of its subsidiaries (other than software that is generally commercially available) that is owned by a party other than Parent. Other than license fees for software that is generally commercially available, Parent is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license
of any of its Intellectual Property.(d)   Parent has taken reasonable
precautions (i) to protect its rights in its and its subsidiaries'
Intellectual Property and (ii) to maintain the confidentiality of its and its subsidiaries' trade secrets, know-how and other confidential Intellectual Property, and to Parent's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Parent or its subsidiaries, the result of which would be to materially compromise the rights of Parent or its subsidiaries to apply for or enforce appropriate legal protection of Parent's or its subsidiaries' Intellectual Property.

Section 4.17 Software Licenses. Parent has all necessary licenses to use all material third-party software used in Parent's business, and Parent's use of third-party software does not infringe the rights of any Person.

Section 4.18 Full Disclosure. This Agreement, and all documents delivered by Parent to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

Section 4.19 Valid Issuance. The Parent common stock to be issued and delivered pursuant to the transactions contemplated herein will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Parent intends to issue the Parent common stock and Buyer intends to deliver the Parent common stock in reliance on exemptions from registration and qualification under various federal and state securities laws. In the event such exemptions are determined not to be available, Parent will make a good-faith effort to cure any noncompliance by undertaking to register or qualify the Parent common stock issued hereunder by filing a registration statement that includes the Parent common stock on or before December 31, 2003.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, to and for the benefit of Buyer and Parent as follows as of the date hereof and as of the Closing Date:

Section 5.01 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 5.02 Financial Statements. Seller has delivered to Parent the following financial statements and notes (collectively, the "Seller Financial Statements"): the unaudited balance sheets, income statements, and statements of cash flows and shareholders' equity of Seller as of December 31, 2001 and 2002, and February 28, 2003. The Seller Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the period covered thereby. Except as disclosed on Schedule 5.02, there has been no material adverse change in Seller's financial condition, business or properties since the date of the most recent Seller Financial Statements. Except as reflected on the Seller Financial Statements or otherwise disclosed on the Schedules attached hereto, Seller is not liable for or subject to any liabilities not heretofore paid or discharged and those liabilities arising in the ordinary course of its business consistent with past practice.

Section 5.03 Tax Matters. Except as set forth on Schedule 5.03, all Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Seller Returns") (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 5.04       Insurance.  Seller has maintained, and will maintain
through the Closing Date, insurance coverage against liability, loss or casualty with respect to the operations of Seller.  A description of all such
policies is hereto attached as Schedule 5.04.Section 5.05	Legal Proceedings.
Except as set forth on Schedule 5.05, there is no pending Legal Proceeding, and, to the best of the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the assets owned or used by Seller and which, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 5.06 Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, except as disclosed on Schedule 5.06. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or its business.
No third party has any option or right to acquire Seller's business or any of the Purchased Assets.

Section 5.07 Real Property. Seller owns no real property. Schedule 5.07 includes a complete list of the real property leased by Seller ("Seller Leased Real Property"). Seller has a valid leasehold interest in the Seller Leased Real Property and will deliver to Buyer at Closing a certificate confirming that such leases are in full force and effect.

Section 5.08 Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 5.09 Guarantees. Except as for the blanket lien on its assets in favor of the holders of the Zeosoft Notes, Seller has not guaranteed or pledged any assets with respect to any obligation or indebtedness of any Person or Entity.

Section 5.10 Authority; Binding Nature of Agreement. Subject only to the approval of its shareholders, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its board of directors. Subject to the approval of Seller's shareholders, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Buyer such evidence of the authorization of Seller's execution, delivery, and performance of this Agreement as Buyer may reasonably request.

Section 5.11 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's articles of incorporation or bylaws, or (ii) any resolution adopted by Seller's shareholders or Board of Directors;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ,injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

(c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract.

Except for the required shareholder approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets and the Assumed Obligations.

Section 5.12       Environmental Matters.

(a) Seller has complied with and is in compliance with all Environmental Laws, including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

(b) Seller has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle hazardous wastes and hazardous substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Seller where hazardous wastes or hazardous substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

(c) There have been no releases or threats of releases (as defined in Environmental Laws) by Seller at, from, in or on any property owned or operated by Seller except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

(d) Seller knows of no on-site or off-site location to which Seller has transported or disposed of hazardous wastes and hazardous substances or arranged for the transportation of hazardous wastes and hazardous substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Seller for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States environmental statutes, as amended.

Section 5.13        Significant Customers; Material Contracts and Commitments.
Schedule 5.13 hereto contains an accurate list of all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Seller is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the "Seller Material Contracts"). Except to the extent set forth on Schedule 5.13 hereto, (i) Seller has complied with its material commitments and obligations and is not in default under any of the Seller Material Contracts and no notice of default has been received with respect to any thereof and (ii) there are no Seller Material Contracts that were not negotiated at arm's length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Seller is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Seller are represented by any labor union or covered by any collective bargaining agreement and, to the best of Seller's knowledge, no campaign to establish such representation is in progress. Seller considers its relationship with its employees to be good.

Section 5.14         Intellectual Property.

(a) Except for the lien securing payment to the holders of the Zeosoft Notes, Seller owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined in Section 4.16) used by it in its business as currently conducted. Each employee of Seller who created any of Seller's Intellectual Property and each independent contractor engaged by Seller who created any of Seller 's Intellectual Property has assigned to Seller all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Seller's Intellectual Property in the ordinary course of Seller's business) has any rights to any of the
Intellectual Property owned or used by Seller, and, to Seller's knowledge, no other Person or Entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or has an exclusive license to use.
(b) None of the activities or business conducted by Seller and none of the Intellectual Property owned or used by Seller (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.
(c)   Except as set forth on Schedule 5.14, Seller has no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the business of Seller (other than software that is generally commercially available) that is owned by a Person other than Seller. Other than license fees for software that is generally commercially available, Seller is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its
Intellectual Property.(d)   Seller has taken reasonable precautions (i)
to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to Seller's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller's Intellectual Property.

Section 5.15 Software Licenses. Seller has all necessary licenses to use all material third-party software used in Seller's business, and Seller's use of third-party software does not infringe the rights of any Person.

Section 5.16 Full Disclosure. This Agreement, and all documents delivered by Seller to Buyer and Parent in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Parent and Buyer have completed their due diligence investigation of Seller.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND PARENT.

The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 6.01 Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Buyer and Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 6.02 Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 6.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 6.04 Agreements and Documents. Buyer shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Article V is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

Section 6.05 Additional Loans. Within five (5) days after the Closing, Arnold Fischman and Frank Musolino shall fund such sum into Seller as may be necessary for Seller to have a balance of $250,000 in its bank accounts, which sum will be transferred to Buyer pursuant to Section 1.01(c), and Arnold Fischman and Frank Musolino shall make commitments to fund such other sums as Seller deems appropriate to enable Seller to complete its liquidation and winding up. Zeosoft shall issue additional Zeosoft Notes to evidence these obligations. Provided this condition is met, the holders of the Zeosoft Notes issued pursuant to this Section 6.05 shall, at the Closing, exchange such Zeosoft Notes for the consideration provided in Section 2.02(h) hereof.

Section 6.06 No Change of Control. On the Closing date, Parent shall have a number of shares of common stock issued and outstanding at least equal to the total number of shares of Parent common stock to be issued hereunder, plus one (1). If Parent has not met this condition on the Closing Date, Seller's Board of Directors may elect to (i) defer the Closing until this condition is met or (ii) proceed to Closing; provided, however that if Seller's Board of Directors elects to proceed to Closing, it will cause proxies for certain of the shares of Parent common stock to be issued hereunder to be granted to Parent's designee. The number of proxied shares will be equal to one (1), plus the excess of (a) the Parent shares to be issued hereunder, over (b) the number of Parent shares issued and outstanding on the day prior to the Closing Date. Following the Closing, Parent will release the shares of Parent common stock from the proxies from time to time as Parent issues shares. Parent will notify Seller each time Parent issues stock, and upon each such issuance, Parent will release from the proxies a number of shares of Parent common stock equal to the number of shares issued by Parent. All proxies will terminate when Parent has outstanding twice the number of shares to be issued hereunder plus one.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 7.01 Accuracy of Representations. Each of the representations and warranties made by Buyer and Parent in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 7.02 Performance of Covenants. All of the covenants and obligations that Buyer or Parent is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 7.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 7.04 Agreements and Documents. Seller shall have received a certificate executed by each of Buyer and Parent, and containing the representation and warranty of each that each of the representations and warranties set forth in Articles III and IV are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VII have been duly satisfied.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 8.01 Survival of Representations and Warranties. All of the representations and warranties of Buyer, Parent and Seller contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date.

Section 8.02 Seller Indemnity. Subject to the provisions of Section 8.04 hereof, Seller shall defend, indemnify and hold harmless Buyer and Parent
(and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer or its directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a) any period or periods of Seller ending prior to the Closing and which involve any claims against Buyer, Parent, Seller, or their respective properties or assets, relating to actions or inactions of Seller or its officers, directors, shareholder, employees or agents prior to Closing, or the operation of the business of Seller prior to the Closing unless such liability relates to an Assumed Obligation;

(b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement; and

(c) any claim by a broker, agent, or finder alleged to be employed by, representing, or otherwise involved with Seller in connection with this Agreement, except for the seven percent (7%) commission to be paid to F.M. Investments or its assigns, pursuant to the authorization of Seller's Board of Directors, which shall be paid from the consideration described in
Section 1.04.

	The remedy and right of recovery for any indemnity claim covered hereby shall be limited to the recovery by Buyer of the consideration paid hereunder. The indemnity herein contained shall expire one year following the Closing; provided, however, that if an indemnity claim is asserted prior to such expiration date, but is contested or otherwise not resolved at such expiration date, this indemnity shall expire with respect to such claim only upon resolution of the claim.

Section 8.03 Indemnity Agreement of Parent and Buyer. Buyer and Parent, jointly and severally, shall indemnify and hold harmless Seller and its shareholders and the holders of Zeosoft Notes, and the officers and directors of Seller (and their successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or a shareholder, noteholder, officer, or director of Seller or its respective representatives or assigns, by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any breach of any representation and warranty contained in this Agreement, or any misrepresentation in or omission from any certificate furnished or to be furnished to Seller by Parent or Buyer pursuant to this Agreement;

(b)   any failure to pay or perform any of the Assumed Obligations; and

(c) any claim by a broker, agent, or finder alleged to be employed by, representing, or otherwise involved with Parent or Buyer in connection with this Agreement.



Section 8.04         Indemnification Procedure.

(a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is materially and adversely affected thereby.

(b) With respect to any matter set forth in a Notice of Claim relating to a third-party claim, the Indemnitor shall have the absolute right to defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third-party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise.

(c) Mitigation of Damages. The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event that could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

ARTICLE IX

CONDUCT OF THE PARTIES AFTER CLOSING

Section 9.01 Cooperation. The Buyer and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Buyer. Without limiting the generality of the foregoing, the Seller, at the request of the Buyer without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Buyer more effective title to the Purchased Assets, or to confirm and perfect the Buyer's title thereto, as contemplated by this Agreement.

Section 9.02 Access to Books and Records. As long as the Buyer retains any books and records of Seller's business acquired by the Buyer hereunder, it will provide the Seller with reasonable access during customary business hours to such books and records and as long as the Seller retains the books and records of the Seller's business retained by the Seller hereunder, it will provide the Buyer with reasonable access during customary business hours to such books and records. Prior to the disposal of any such books and records by any party hereto, such party shall provide 60 days' prior written notice to the other party and shall relinquish possession of such books and records to such other party upon receipt of a written request therefor within the 60-day time period.

Section 9.03 Use of Name. The Seller shall discontinue the use of the name "Zeosoft," or any derivation thereof effective upon the Closing Date. Promptly after the Closing Date, the Seller shall change its corporate name to a name other than "Zeosoft Corporation" or any derivation thereof.

Section 9.04 Repayment of Obligations. The Seller agrees to pay all of the Seller's liabilities and obligations (other than the Assumed Obligations) by either: (a) paying such liabilities and obligations in full as they come due, (b) entering into arrangements acceptable to the obligees of such liabilities and obligations for the repayment of such liabilities and obligations, or (c) reserving sufficient assets (in Seller's business judgment) to pay contingent or disputed claims. The Seller agrees that, so long as any of the Seller's liabilities and obligations (other than the Assumed Obligations) existing on the Closing Date or arising thereafter remain unpaid, the Seller will not make any dividend or distribution with respect to the Seller's capital stock from any reserved assets, but Seller will otherwise make such distributions as are appropriate to comply with its Plan of Liquidation and Dissolution.

Section 9.05 Incentive Compensation. As soon after Closing as possible, Parent will allocate options to purchase shares of Parent common stock for incentive programs for employees of Seller that are hired by Buyer, and will replace their Zeosoft Options with a like amount of options under the Parent's Employee Stock Ownership Plan. The exercise price of the Parent stock options will be adjusted to the closing market price of Parent's common stock on the date of Closing. Parent will modify its Employee Stock Option Plan as needed to provide the Seller's employees the same vesting schedule as under the Zeosoft Stock Option Plan, and will provide them with service credit for their respective periods of service to Seller.

ARTICLE X

MISCELLANEOUS

Section 10.01 144 Legend. To the extent required by law, the securities of Buyer and Parent to be issued hereunder shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED
OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT
OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH
REGISTRATION IS NOT REQUIRED.

To the extent permitted by law, Parent will permit the shareholders of Seller to tack the Rule 144 holding period on to the shares of Parent common stock to be issued and delivered hereunder.

Section 10.02 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 10.03 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party's business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Parent, if incurred by Parent or Buyer; and (ii) by Seller, if incurred by Seller.

Section 10.04 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.05 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Buyer or Parent:

Neometrix Technology Group, Inc.
11921 Freedom Drive
Suite 550
Reston, VA 20190
Attention: President
Facsimile: (703) 995-4667

with a copy to:
Tomer Tal, Esq.
New Venture Attorneys
13620 Lincoln Way
Suite 320
Auburn, CA 95603
Facsimile: (530) 745-0376

if to Seller:

Zeosoft Corporation
5487 Jet Port Industrial Blvd.
Tampa, FL 33634
Attention:  President
Facsimile:  (813) 262-2366

with a copy to:

Geoffrey T. Hodges, Esq.
5487 Jet Port Industrial Blvd.
Tampa, FL 33634
Facsimile:  (813) 262-2366

Section 10.06 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 10.07 Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Section 10.09     Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought in or otherwise commenced in any state or federal court located in Hillsborough County, Florida. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Hillsborough County, Florida in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in Hillsborough County, Florida shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Hillsborough County, Florida, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party. Seller's shareholders and the holders of Zeosoft Notes are intended third-party beneficiaries hereof, but there are no other intended third-party beneficiaries hereof.

Section 10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 10.12    Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

Section 10.14 Entire Agreement. This Agreement and the attached Exhibits and Schedules sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

Section 10.15 Board Appointment. Parent will appoint Frank Musolino to its Board of Directors at the first meeting of the Board following Closing, and he shall serve until at least December 2003, or, if later, the next meeting of shareholders at which directors are elected.

Section 10.16 Share Combination. As of the date hereof, Parent has notified Seller that it intends to undertake a combination, or reverse split, of its outstanding shares, combining seven shares into one share, and to have Neometrix Corporation merge into it. The parties have calculated the consideration for the transactions contemplated herein based on and following the effects of the share combination and merger. If the record date of the share combination and merger does not precede the Closing, the number of shares of Parent common stock provided as consideration hereunder shall be multiplied by seven to give effect to the share combination and merger.

Section 10.17 Public Trading of Buyer Stock. In the event Buyer undertakes an initial public offering of its own securities, Buyer will, prior to such public offering, deliver and distribute to the Seller's shareholders and the Zeosoft Noteholders rights to purchase the securities to be offered in the initial public offering. The terms of the rights offering shall be as follows:

(a) Buyer will grant the holders of Seller's shares and the Zeosoft Notes rights to purchase nine and one-half percent (9.5%) of Buyer's common stock (calculated immediately following the initial public offering). Such purchase rights will be divided pro rata among them, based on the number of shares of Parent common stock they each receive (i) as consideration hereunder (in the case of the holders of Zeosoft Notes) or (ii) from Seller upon completion of Seller's Plan of Liquidation and Dissolution.

(b)   All purchase rights will carry a nominal purchase price.

(c) Shares issued pursuant to the exercise of the foregoing purchase rights will be treated as "restricted securities" as that term is defined in Rule 144 of the Securities and Exchange Commission.

(d) The stock purchase rights granted in this Section 10.17 do not attach to any of the shares of Parent common stock issued hereunder, and are personal to each holder of Seller's shares and Zeosoft Notes. The stock purchase rights granted in this Section 10.17 may be transferred to a donee, legatee, or other recipient by operation of law of a holder's Parent stock, but may not otherwise be transferred to any subsequent holder of the shares of Parent common stock issued hereunder, and may never be transferred separate and apart from the shares of Parent stock issued hereunder.
Nothing contained in this Section 10.17 shall be deemed to preclude any recipient of Parent common stock from receiving dividend shares or participating in other dividends or distributions to shareholders from Parent.

Section 10.18     Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and the Schedules and Exhibits to this Agreement.

(e) Certain capitalized terms used in this Agreement are defined in Exhibit A.



The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ZEOSOFT CORPORATION, a Florida corporation



By:__________________________________________
Its:



NEOMETRIX TECHNOLOGY GROUP, INC., a
Delaware corporation



By:__________________________________________
Its:

NEOMETRIX ACQUISITION I, INC., a Delaware corporation



By:__________________________________________
Its:



EXHIBIT A

CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Governmental Body. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person's business, condition, assets, liabilities, operations, financial performance or prospects.

Person.  "Person" shall mean any individual, Entity or Governmental Body.

Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


EXHIBIT B

LEASE AGREEMENT


	This Lease Agreement (this "Lease") is made this 1st day of April, 2003, between Zeosoft Corporation, a Florida corporation having its principal place of business at 5487 Jet Port Industrial Boulevard, Tampa, Florida ("Lessor") and Neometrix Acquisition I, Inc., a Delaware corporation, whose address is 11921 Freedom Drive, Suite 550, Reston, VA 20190 ("Lessee").

BACKGROUND

	Lessor is the owner of the personal property listed on Exhibit "A", attached hereto (the "Equipment"). Lessee desires to lease the Equipment from Lessor and Lessor desires to lease the Equipment to Lessee.
In consideration of the foregoing, and in consideration of the terms and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Term. Lessor hereby leases the Equipment to Lessee, and Lessee leases the Equipment from Lessor, for a period of 24 months, commencing on the date hereof, and ending on March 31, 2005, unless sooner terminated or cancelled pursuant to any provision hereinafter contained, or unless extended pursuant to the provisions of any option hereinafter granted.

2. Rental and Other Payments Made by Lessee. Lessee shall pay to Lessor the total sum of Twenty-four Thousand and no/100 Dollars ($24,000.00), plus applicable sales tax, during the term of this lease. Said rent shall be paid in advance in 24 equal monthly installments in the amount of One Thousand and no/100 Dollars ($1,000.00), plus applicable sales tax, commencing on the date hereof and on the first day of each calendar month hereafter; provided, however, that if the date of this Lease is after the first day of the calendar month in which this Lease is executed, the rent payable for calendar month in which this Lease is signed shall be calculated on a per diem basis of 1/30 of the monthly installment from the date hereof, and each day thereafter, through the last day of the calendar month in which this Lease is executed, plus applicable sales tax.

3. Maintenance. Lessee, at its sole expense, shall keep the Equipment in good repair, condition, and working order. Lessee, in effecting repairs or maintenance shall use, or cause to be used, only parts specified by the manufacturer of the Equipment. No modification of, or addition to the Equipment shall be made without Lessor's prior written consent.

4. Insurance. Lessee agrees, at its sole cost and expense, to keep the Equipment insured against: (i) fire, theft, and all other casualties covered by the broadest policy of comprehensive insurance available; and (ii) liability for personal injury and property damage in any accident in which the Equipment is involved, or arising out of its operation, with the following limits:

(a)   Injury: _____________________ each person; _____________________ each incident.

(b)   Property damage: ____________________ per incident.

An insurer acceptable to Lessor shall underwrite said insurance policy.
Lessee shall deliver evidence of the required insurance coverage to Lessor. All policies of insurance shall be in the names of Lessor and Lessee, as their interests may appear, and shall not be altered without Lessor's prior written consent. All policies of insurance shall require at least 10 days' written notice to Lessor of any cancellation or reduction of the limits of coverage.

5. Taxes. It is agreed by the parties that the rent due hereunder is net to Lessor, and that Lessee shall pay all federal, state, and municipal license fees, registration fees, assessments, charges, and taxes hereafter imposed on the ownership, leasing, renting, sale, use or possession of the Equipment (other than taxes of Lessor's income).

6. Use of Equipment. Lessee shall not use the Equipment for any illegal or improper purpose, and shall use the Equipment only for the purpose for which it was intended.

7. Title, Encumbrances. Title to the Equipment leased hereunder shall remain in the name of the Lessor. The parties hereto agree that this Lease is a lease contract, and that, by the execution or performance of this Lease, Lessee acquires no ownership, title, property right, or interest in the Equipment other than the right of use in accordance with the terms and conditions hereof. Lessee shall not attempt to sell, mortgage, encumber, pledge, or hypothecate any of the Equipment, or any interest therein, and Lessee agrees to keep the Equipment free and clear of any lien, encumbrance or attachment.

8. Return of Equipment. Upon the termination of this Lease, Lessee shall return the Equipment to Lessor at Lessor's principal place of business in good condition, reasonable wear and tear excepted.

9. Right of Inspection. Lessee agrees to make the Equipment available for Lessor's inspection at such time and place as Lessor may reasonably require; provided, however, that Lessor's address first specified, above, shall be deemed to be a reasonable place for any of such inspections.

10. Subordination to Lien. Lessee agrees that it will, at any time during the term of this Lease, give to Lessor or any holder or prospective holder of a lien encumbering the Equipment, a written statement of the status of this Lease, including a certification as to whether this Lease is in good standing or has been amended. Lessee agrees that all of its right, title, and interest in and to the Equipment shall be subordinate to the right, title, and interest of the holder of any lien on the Equipment, whether now existing or hereafter acquired, and Lessee acknowledges that Lessor may pledge or assign its interest under this Lease as additional security to the holder of any lien. Lessee agrees to abide by the terms of any such pledge or assignment and shall execute such documents as required by Lessor or the holder of the lien to acknowledge such pledge or assignment.

11. Assignment, Subletting. Lessee may not assign or sublet the Equipment, this Lease, or any interest therein, either voluntarily or by operation of law, without Lessor's prior written consent, which may be withheld for any reason. If Lessor shall consent to any assignment or sublease, such consent shall not be deemed consent to any other assignment or subletting. This Lease and all of Lessor's rights herein and to the Equipment shall be assignable by Lessor without Lessee's consent, and upon receipt of notice of such assignment, Lessee shall attorn to the assignee.

12.   Default.  The following shall constitute events of default:

(a) Failure by Lessee to pay any installment of rent within ten (10) days of the date when due;

(b) Failure by Lessee to pay any other amount due Lessor within ten (10) days of the date when due;

(c)   Breach by Lessee of any of the terms, conditions or covenants herein;

(d) The commencement of bankruptcy or insolvency proceedings by or against Lessee, Lessee's assignment of assets for the benefit of creditors, or the appointment of a receiver of the property or business of Lessee;

(e) The assignment or attempted assignment by Lessee of any interest in this Lease or in the Equipment without Lessor's prior written consent.

13. Remedies. If an Event of Default occurs, Lessor shall be entitled to pursue all remedies provided in this Lease or under Florida law without further notice to or demand from Lessee. Such remedies shall be cumulative, may be exercised concurrently or separately, and shall include, but shall not be limited to, the following:

(a) To declare the entire amount of rent hereunder immediately due and payable;

(b) To sue for and recover all rents and other payments theretofore accrued or thereafter accruing;

(c) To take possession of and remove the Equipment, wherever the same shall be located, or to take such steps as are necessary to prevent Lessee from using it during the period of default, all without court order or any legal process. Lessee hereby waives any and all damages, costs, and expenses occasioned by Lessor's actions hereunder, and Lessor's actions hereunder shall not constitute a termination of this Lease;

(d)   To terminate this Lease;

(e) To sell the Equipment at public or private sale, for the best price that Lessor is offered and upon such terms as Lessor, in its sole discretion, deems desirable, and apply the proceeds to all expenses of repossession and sale and then to the payment of rent or such other sums as may be due hereunder in such order of application as Lessor elects;

(f) To require Lessee to deliver the Equipment to Lessor at Lessor's principal place of business, or at such other place as is convenient to both parties;

(g) To require Lessee to pay all expenses associated with the repossession and sale of the Equipment, including Lessor's reasonable attorney's fees;

(h) To collect interest from Lessee on all unpaid sums from the date when due until the date paid, at the highest rate allowed by applicable law;

(i)   To pursue any other right or remedy at law or in equity.

14. Risk of Less; Indemnification. Lessee hereby assumes and shall bear the entire risk of loss and damages: (i) to the Equipment from any and every cause; (ii) for the use, operation, and storage thereof (iii) for all damage to property arising therefrom; and (iv) for all injury or death to persons arising therefrom. Lessee shall indemnify Lessor, and hold Lessor and its agents and employees harmless from all costs, expenses, losses, damages, claims, and penalties, including reasonable attorney's fees, arising out of Lessee's use, operation, or storage of the Equipment, or otherwise arising under the terms of this Lease.

15.   Disclaimer of Warranties.  BECAUSE LESSOR IS NEITHER THE
MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, LESSOR
MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER WITH
RESPECT TO THE EQIUPMENT, INCLUDING, BUT NOT LIMITED TO:  THE
MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR
PURPOSE; THE DESIGN OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE
EQUIPMENT WITH APPLICABLE LAWS, REGULATIONS OR RULES OF GOVERNMENTAL
BODIES OR COMPLIANCE WITH CONTRACTUAL REQUIREMENTS; OR THE
NONEXISTENCE OF DEFECTS IN THE EQUIPMENT, INCLUDING LATENT DEFECTS.
Lessee leases the Equipment "as is." Lessee will be subrogated to Lessor's claims, if any, against the manufacturer of the Equipment for breach of warranty or misrepresentation, and, upon written request from Lessee, Lessor shall take all reasonable steps to enforce any warranty against the manufacturer of the Equipment, provided that Lessee is not then in default, and provided, further, that Lessor shall not be required to commence or enter into any litigation to enforce any of its rights, unless Lessee agrees to indemnify Lessor and hold him harmless from all costs and expenses associated therewith. All proceeds recovered by Lessor shall first be used to repair the Equipment.

16. Binding Effect, Amendment. This Lease shall be binding upon the parties hereto, their heirs, successors, and permitted assignees. This
Lease may only be amended or modified in writing, signed by the parties hereto.

17. Notices. All notices required or permitted to be given hereunder shall be in writing, signed by the party giving same, and shall be deemed delivered 3 days after the deposit of same in the United States mail, postage prepaid, for delivery via certified or registered mail, return receipt requested, and addressed to the party at the address first set forth above, or at such other address as shall have been delivered to the notifying party.

18. Headings. The paragraph headings have been inserted for convenience only, and are not intended to be used in the construction or interpretation of this Lease.

19. Governing Law, Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that Hillsborough County, Florida shall be the sole proper and convenient venue for any litigation arising out of this Lease, and each party hereby waives any claim or defense, whether asserted by motion or pleading, that Hillsborough County, Florida is an improper or inconvenient venue.

20. Attorney's Fees and Costs. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, from the non-prevailing party.

21. Time of Essence. Time is of the essence of the payment of all sums falling due under the terms of this Lease.

22. Gender, Number. As used herein the masculine gender shall include the feminine and the neuter, the singular number shall include the plural, and vice-versa.

23. Severability. If any provision of this Lease is deemed invalid as contrary to law or to public policy, then such provision shall be deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

24. Purchase Option. Provided Lessee timely and faithfully fulfills its obligations hereunder, at the end of the term hereof, Lessee shall have the absolute unrestricted option to purchase the Equipment for the sum of One Dollar ($1.00).

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.


                             "LESSOR"
                  ZEOSOFT CORPORATION


                  By:_____________________________________
                                                                  , President


                             "LESSEE"
                  NEOMETRIX ACQUISITION I, INC.


	            By:_______________________________________
					                                     , President



EXHIBIT C



ALLOCATION OF PURCHASE PRICE



Asset Category                                               Allocated Amount






EXHIBIT D

        BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, ZEOSOFT CORPORATION, a Florida corporation ("Seller"), does hereby sell, assign, convey and transfer unto NEOMETRIX ACQUISITION I, INC., a Delaware corporation ("Buyer"), all of Seller's right, title and interest in and to the personal property more particularly described on Exhibit "A" attached hereto and made a part hereof.

Seller hereby warrants to Buyer, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Buyer good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever; provided, however, that the property conveyed is subject to a lien in favor of the holders of Seller's Series A Convertible Secured Promissory Notes.

Seller hereby covenants and agrees that it will, at the request of Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyer, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyer in control and possession thereof; provided, however, that the property conveyed is subject to a lien in favor of the holders of Seller's Series A Convertible Secured Promissory Notes.

Seller does hereby irrevocably constitute Buyer, its successors and assigns, as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's or Buyer's name, to claim, demand, collect and receive the property conveyed.

This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

Dated this 1st day of April, 2003.


SELLER:

                                          ZEOSOFT CORPORATION


                                          By:________________________________
                                          Its:


           EXHIBIT "A"





EXHIBIT E

NEOMETRIX ACQUISITION I, INC.
Class B Secured Promissory Note
April 1, 2003

Subject to the terms and conditions of this Class B Secured Promissory Note (the "Note"), for value received, NEOMETRIX ACQUISITION I, INC., a Delaware corporation (the "Company"), whose address is __________________________ promises to pay to __________________________________ or its assigns (the
"Holder"), whose address is ____________________________________________, the principal amount of ____________________________________________________
_____________ and 00/100 U.S. Dollars ($__________), together with interest at the rate of twelve percent (12%) per annum, compounded annually. Principal and accrued interest shall be due and payable on March 31, 2005, subject to the terms set forth herein.
The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date. Unless earlier converted as provided in Section 2 below, beginning March 31, 2005 (the "Maturity Date"), the principal amount of this Note, and interest accrued thereon, will be due and payable without demand.

2. Default. If Company (i) fails to make payment of principal or interest on the date such payment is due and payable as required by this Note or (ii) fails to observe or perform any of the covenants or agreements to be observed or performed hereunder or under the terms of that certain Security Agreement to which the Company and Holder are parties, to the extent such failure has a material adverse effect on the Company or Holder, then such event shall be deemed an event of default hereunder after fifteen (15) days' notice by Holder to Company specifying such default and the failure by the Company to cure and Holder may, at its option, declare the entire principal amount of the Note, together with all accrued and unpaid interest thereon, to be immediately due and payable. Upon any event of default hereunder, the Company promises to pay all costs and reasonable attorneys' fees incurred by the Holder in enforcing any right or remedy available to the Holder.

3. Remedies. In addition to the rights and remedies set forth in this Note, Holder shall have all of the rights and remedies accorded under any and all applicable laws and any other instrument or agreement now or hereafter entered into between Holder and Company (subject to the provisions set forth herein), and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Holder of one or more rights or remedies shall not be deemed an election, nor bar Holder from subsequent exercise or partial exercise of any other rights or remedies.

4. Severability. If one or more of the provisions hereof shall be declared or held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. Mutilated, Destroyed, Lost or Stolen Notes. In case the Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by it to hold the Company harmless.

6. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

7. Assignment. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without first complying with all applicable securities laws. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

8. Waivers and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Except as set forth in Section 1 of this Note, the Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, notice of protest, demand and diligence.

9. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be conclusively deemed given when personally delivered or when deposited in the mail in the manner set forth above and will be deemed received when delivered.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

11. Security. This Note is secured by the assets of the Company, as more fully described in that certain Security Agreement to which the Company and the Holder are parties.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

NEOMETRIX ACQUISITION I, INC., a Delaware corporation



By:_______________________________________
Its:




     ASSUMPTION AND RELEASE AGREEMENT


This is an Agreement dated this 1ST day of April, 2003, between NEOMETRIX ACQUISITION I, INC., a Delaware corporation (""NEOMETRIX") and ZEOSOFT CORPORATION, a Florida corporation ("ZEOSOFT").

     BACKGROUND

NEOMETRIX and ZEOSOFT are parties to an Asset Acquisition Agreement ("Asset Agreement") pursuant to which ZEOSOFT has sold substantially all its assets to NEOMETRIX. NEOMETRIX has agreed to assume certain indebtedness owed by ZEOSOFT to the holders of Zeosoft Notes (as that term is defined in the Asset Agreement) and others. NEOMETRIX is issuing its Class A-1 and Class A-2 secured Promissory Notes in exchange for the Zeosoft Notes. In consideration of the foregoing, and of the covenants herein contained herein, the parties agree as follows:

      AGREEMENT

1. Recitals. The foregoing recitals, entitled "Background," are incorporated herein by reference.

2. Assumption. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, NEOMETRIX does hereby assume and agree to pay and perform in accordance with their respective terms all obligations relating to the Assumed Obligations (as that term is defined in the Asset Agreement) owed to any Person (as that term is defined in the Asset Agreement).

3. Indemnity. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, NEOMETRIX does hereby agree to protect, defend, indemnify, and hold ZEOSOFT harmless from and against and with respect to any loss, liability, claim, demand, suit, action, or proceeding directly or indirectly arising out of or connected with, or incurred as a result of any of the Assumed Obligations. This indemnity also includes all costs, attorneys' fees, and expenses incurred by ZEOSOFT as a result of the making of any of the claims hereby indemnified against; provided, however, that if NEOMETRIX assumes the defense of any claim, it shall not be liable for attorneys' fees thereafter incurred by ZEOSOFT. If any liability, suit, action or claim that is or may be subject to this indemnity shall be asserted against ZEOSOFT, it shall promptly notify NEOMETRIX and NEOMETRIX shall undertake to defend, settle or compromise such matter. ZEOSOFT shall fully cooperate with NEOMETRIX in any such defense. If NEOMETRIX fails to undertake to defend, compromise, or settle such matter within twenty (20) days after receipt of notice thereof, ZEOSOFT may take such actions as they deem appropriate with respect to the liability, suit, action, or claim. Upon ascertainment by ZEOSOFT of any loss, compromise, or settlement for any matter hereby indemnified against, or upon entry of a final judgment against ZEOSOFT with respect to any such matter, NEOMETRIX shall be liable to ZEOSOFT for the amount of such loss, settlement, compromise, or judgment, plus, in each case, attorneys' fees, costs, and expenses incurred by ZEOSOFT attributable thereto. If ZEOSOFT becomes aware of any liability, suit, action, or claim that is subject to this indemnity and fails to promptly notify NEOMETRIX of the existence and nature thereof, or if ZEOSOFT fails to fully cooperate with the defense thereof, the indemnity herein contained shall be deemed waived.

4. Release. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, NEOMETRIX does hereby release ZEOSOFT from any and all liabilities and obligations under the Zeosoft Notes.

5.    Governing Law.    This Agreement shall be governed by, construed, and
enforced in accordance with the laws of the State of Florida, excluding those provisions relating to the resolution of conflicts of laws of different jurisdictions if the application of such provisions would cause this Agreement to be governed by, construed, or enforced in accordance with the laws of a jurisdiction other than Florida.

6.    Headings.   The headings contained in this Agreement have been inserted for convenient reference, are not a part hereof, and shall not affect the meaning or interpretation of the terms hereof.

7. Amendment. This Agreement may not be amended, modified, or supplemented, except by a written instrument signed by the party against whom enforcement of any amendment, modification, or supplement is sought. No waiver of any provision of this Agreement shall be effective unless in writing, signed by the party against whom the effect of the waiver is to be charged. A waiver of any breach of this Agreement shall not be considered a waiver of any subsequent breach.

8. Construction. As used herein, words denoting the masculine gender shall be deemed inclusive of the feminine and neuter, and words of singular number shall be deemed to include the plural, and vice-versa. Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Agreement.

9. Notices. All notices, demands, or other communications hereunder shall be in writing and shall be deemed effective (i) upon actual receipt if delivered by courier, facsimile transmission or regular U.S. Mail; (ii) one business day after deposit with a national overnight delivery service; or
(iii) three (3) business days after mailing by certified or registered mail to the parties at their respective addresses set forth below:

if to NEOMETRIX:

Neometrix Acquisition I, Inc.
11921 Freedom Drive
Suite 550
Reston, VA 20190
Attention: President
Facsimile: (703) 995-4667

with a copy to:
Tomer Tal, Esq.
New Venture Attorneys
13620 Lincoln Way
Suite 320
Auburn, CA 95603
Facsimile: (530) 745-0376

if to Seller:

Zeosoft Corporation
5487 Jet Port Industrial Blvd.
Tampa, FL 33634
Attention:  President
Facsimile: (813) 262-2366

with a copy to:

Geoffrey T. Hodges, Esq.
5487 Jet Port Industrial Blvd.
Tampa, FL 33634
Facsimile: (813) 262-2366

Each party may change its address for the giving of notice as provided in this paragraph.

IN WITNESS WHEREOF, the undersigned have executed this Agreement this 1st day of April, 2003.



ZEOSOFT CORPORATION, a Florida corporation


By:________________________________________
Its:

NEOMETRIX ACQUISITION I, INC., a Delaware corporation


By:________________________________________
Its:


EXHIBIT G

NEOMETRIX ACQUISITION I, INC.
Class A-1 Secured Promissory Note
April 1, 2003

Subject to the terms and conditions of this Class A-1 Secured Promissory Note (the "Note"), for value received, NEOMETRIX ACQUISITION I, INC., a Delaware corporation (the "Company"), whose address is __________________________ promises to pay to __________________________________ or its assigns
(the "Holder"), whose address is _________________________________________
___, the principal amount of _______________________________________________
__________________ and 00/100 U.S. Dollars ($__________), together with interest at the rate of twelve percent (12%) per annum, compounded annually. Principal and accrued interest shall be due and payable on March 31, 2004, subject to the terms set forth herein.

This Note is one of a series of promissory notes of like tenor, denominated the Class A-1 Secured Promissory Notes of the Company ("Class A-1 Notes"). All payments by the Company pursuant to the terms and conditions hereof shall be paid ratably among the Holders, in proportion to the amount owed to each under the Class A-1 Notes, and all sums recovered by any of the Holders pursuant to the exercise of any remedies herein contained shall be divided ratably among the Holders of Class A-1 Notes in proportion to the amount owed to each of them.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date. Unless earlier converted as provided in Section 2 below, beginning March 31, 2004 (the "Maturity Date"), the principal amount of this Note, and interest accrued thereon, will be due and payable without demand.

2.    Conversion.

2.1 Investment by Holder. At the option of the Holder, the principal amount of this Note, and interest accrued thereon, may be converted, in whole or in part, into fully paid and nonassessable shares of the common capital stock ("Stock") of Neometrix Technology Group, Inc., a Delaware corporation ("Parent") the parent company of Maker, at a conversion price equal to seventy-two and one-half percent (72.5%) of the price at which Parent has most recently sold any shares of its stock (determined on the date of conversion), but not lower than the closing trade price of Parent's stock on the Closing Date (the conversion price is hereafter referred to as the "Conversion Price"). The number of shares of Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the principal amount of this Note, and interest accrued thereon, by (b) the Conversion Price.

2.2. Mechanics and Effect of Conversion. Upon the election of Holder, this note will be converted, in whole or in such part as may be determined by Holder, into Stock upon notice to the Parent. Upon conversion of this Note pursuant to this Section 2, the Holder of this Note shall surrender this Note, duly endorsed, at the principal office of the Parent or any transfer agent for the Parent. At its expense, the Parent shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates in the agreed upon form for the number of shares to which such Holder is entitled upon such conversion, together with a check payable to the Holder for any cash amounts payable as described herein and a replacement Note of like tenor for the remaining principal and interest if this Note is converted only in part. Upon conversion of this Note, the Company will be forever released from all its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to repay such portion of the principal amount and any accrued interest converted.

3. Default. If Company (i) fails to make payment of principal or interest on the date such payment is due and payable as required by this Note or (ii) fails to observe or perform any of the covenants or agreements to be observed or performed hereunder or under the terms of that certain Security Agreement to which the Company and Holder are parties, to the extent such failure has a material adverse effect on the Company or Holder, then such event shall be deemed an event of default hereunder after fifteen (15) days' notice by Holder to Company specifying such default and the failure by the Company to cure and Holder may, at its option, declare the entire principal amount of the Note, together with all accrued and unpaid interest thereon, to be immediately due and payable. Upon any event of default hereunder, the Company promises to pay all costs and reasonable attorneys' fees incurred by the Holder in enforcing any right or remedy available to the Holder.

4. Remedies. In addition to the rights and remedies set forth in this Note, Holder shall have all of the rights and remedies accorded under any and all applicable laws and any other instrument or agreement now or hereafter entered into between Holder and Company or Parent (subject to the provisions set forth herein), and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Holder of one or more rights or remedies shall not be deemed an election, nor bar Holder from subsequent exercise or partial exercise of any other rights or remedies. All rights and remedies shall be exercised for the benefit of all Holders in proportion to the amounts owing to each of them under the Notes.

5. Mergers, Etc. (a) In case of any consolidation with or merger of the Parent with or into another corporation (other than a merger of consolidation in which the Parent is the continuing or surviving corporation), or in case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Parent, appropriate provision (as reasonably determined by the Parent's Board of Directors) shall be made so that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, and, in any such case, effective provision shall be made in the Parent's Articles of Incorporation or otherwise, if necessary, in order to effect such agreement.

(b) In case of any reclassification or change in the Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Parent in which the Parent is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) in the Stock (other than a change in par value, or from par value to no par value, or as a result of division or combination, but including any change in the Stock into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable by a holder of the number of shares for which this Note might have been exercised immediately prior to such reclassification, change, consolidation or merger.

(c) The above provisions of this Section 5 shall similarly apply to successive reclassification and changes in shares of Stock and to successive consolidations, mergers, sales or conveyances.

6. Severability. If one or more of the provisions hereof shall be declared or held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Mutilated, Destroyed, Lost or Stolen Notes. In case the Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by it to hold the Company harmless.

8. Payment. Unless earlier converted into shares of Stock of the Parent, all payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

9. Assignment. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without first complying with all applicable securities laws. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

10. Waivers and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Except as set forth in Section 1 of this Note, the Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, notice of protest, demand and diligence.

11. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be conclusively deemed given when personally delivered or when deposited in the mail in the manner set forth above and will be deemed received when delivered.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

13. Security. This Note and all other notes denominated Class A-1 Secured Promissory Notes issued by the Company are secured by the assets of the Company, as more fully described in that certain Security Agreement to which the Company and the Holder are parties.

       IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

NEOMETRIX ACQUISITION I, INC., a Delaware corporation



By:_______________________________________
Its:


EXHIBIT G

NEOMETRIX ACQUISITION I, INC.
Class A-2 Secured Promissory Note
April 1, 2003

Subject to the terms and conditions of this Class A-1 Secured Promissory Note (the "Note"), for value received, NEOMETRIX ACQUISITION I, INC., a Delaware corporation (the "Company"), whose address is __________________________ promises to pay to __________________________________ or its assigns (the
"Holder"), whose address is ____________________________________________, the principal amount of __________________________________________________
_______________ and 00/100 U.S. Dollars ($__________), together with interest at the rate of twelve percent (12%) per annum, compounded annually. Principal and accrued interest shall be due and payable on September 30, 2004, subject to the terms set forth herein.

This Note is one of a series of promissory notes of like tenor, denominated the Class A-2 Secured Promissory Notes of the Company ("Class A-2 Notes"). All payments by the Company pursuant to the terms and conditions hereof shall be paid ratably among the Holders, in proportion to the amount owed to each under the Class A-2 Notes, and all sums recovered by any of the Holders pursuant to the exercise of any remedies herein contained shall be divided ratably among the Holders of Class A-2 Notes in proportion to the amount owed to each of them.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date. Unless earlier converted as provided in Section 2 below, beginning September 30, 2004 (the "Maturity Date"), the principal amount of this Note, and interest accrued thereon, will be due and payable without demand.

2.    Conversion.

2.1 Investment by Holder. At the option of the Holder, the principal amount of this Note, and interest accrued thereon, may be converted, in whole or in part, into fully paid and nonassessable shares of the common capital stock ("Stock") of Neometrix Technology Group, Inc., a Delaware corporation ("Parent") the parent company of Maker, at a conversion price equal to seventy-two and one-half percent (72.5%) of the price at which Parent has most recently sold any shares of its stock (determined on the date of conversion), but not lower than the closing trade price of Parent's stock on the Closing Date (the conversion price is hereafter referred to as the "Conversion Price"). The number of shares of Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the principal amount of this Note, and interest accrued thereon, by (b) the Conversion Price.

2.2. Mechanics and Effect of Conversion. Upon the election of Holder, this note will be converted, in whole or in such part as may be determined by Holder, into Stock upon notice to the Parent. Upon conversion of this Note pursuant to this Section 2, the Holder of this Note shall surrender this Note, duly endorsed, at the principal office of the Parent or any transfer agent for the Parent. At its expense, the Parent shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates in the agreed upon form for the number of shares to which such Holder is entitled upon such conversion, together with a check payable to the Holder for any cash amounts payable as described herein and a replacement Note of like tenor for the remaining principal and interest if this Note is converted only in part. Upon conversion of this Note, the Company will be forever released from all its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to repay such portion of the principal amount and any accrued interest converted.

3. Default. If Company (i) fails to make payment of principal or interest on the date such payment is due and payable as required by this Note or (ii) fails to observe or perform any of the covenants or agreements to be observed or performed hereunder or under the terms of that certain Security Agreement to which the Company and Holder are parties, to the extent such failure has a material adverse effect on the Company or Holder, then such event shall be deemed an event of default hereunder after fifteen (15) days' notice by Holder to Company specifying such default and the failure by the Company to cure and Holder may, at its option, declare the entire principal amount of the Note, together with all accrued and unpaid interest thereon, to be immediately due and payable. Upon any event of default hereunder, the Company promises to pay all costs and reasonable attorneys' fees incurred by the Holder in enforcing any right or remedy available to the Holder.

4. Remedies. In addition to the rights and remedies set forth in this Note, Holder shall have all of the rights and remedies accorded under any and all applicable laws and any other instrument or agreement now or hereafter entered into between Holder and Company or Parent (subject to the provisions set forth herein), and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Holder of one or more rights or remedies shall not be deemed an election, nor bar Holder from subsequent exercise or partial exercise of any other rights or remedies. All rights and remedies shall be exercised for the benefit of all Holders in proportion to the amounts owing to each of them under the Notes.

5. Mergers, Etc. (a) In case of any consolidation with or merger of the Parent with or into another corporation (other than a merger of consolidation in which the Parent is the continuing or surviving corporation), or in case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Parent, appropriate provision (as reasonably determined by the Parent's Board of Directors) shall be made so that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, and, in any such case, effective provision shall be made in the Parent's Articles of Incorporation or otherwise, if necessary, in order to effect such agreement.

(b) In case of any reclassification or change in the Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Parent in which the Parent is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) in the Stock (other than a change in par value, or from par value to no par value, or as a result of division or combination, but including any change in the Stock into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable by a holder of the number of shares for which this Note might have been exercised immediately prior to such reclassification, change, consolidation or merger.

(c) The above provisions of this Section 5 shall similarly apply to successive reclassification and changes in shares of Stock and to successive consolidations, mergers, sales or conveyances.

6. Severability. If one or more of the provisions hereof shall be declared or held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Mutilated, Destroyed, Lost or Stolen Notes. In case the Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by it to hold the Company harmless.

8. Payment. Unless earlier converted into shares of Stock of the Parent, all payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

9. Assignment. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without first complying with all applicable securities laws. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

10. Waivers and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Except as set forth in Section 1 of this Note, the Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, notice of protest, demand and diligence.

11. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be conclusively deemed given when personally delivered or when deposited in the mail in the manner set forth above and will be deemed received when delivered.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

13. Security. This Note and all other notes denominated Class A-2 Secured Promissory Notes issued by the Company are secured by the assets of the Company, as more fully described in that certain Security Agreement to which the Company and the Holder are parties.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

NEOMETRIX ACQUISITION I, INC., a Delaware corporation



By:_______________________________________
Its:


EXHIBIT H

      SECURITY AGREEMENT


      This SECURITY AGREEMENT ("Security Agreement") is made and entered into as of the 1ST day of April, 2003, by and between NEOMETRIX ACQUISITION I, INC., a Delaware corporation, with its principal office at __________________ ___________________________, ("Borrower") and each holder of Borrower's Class A-1, Class A-2, and Class B Secured Promissory Notes (each, a "Lender" and collectively, the "Lenders").


      RECITALS

      Borrower has requested that Lenders extend certain credit facilities to Borrower, consisting of term loans in an aggregate principal amount up to Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the "Loans"). The Loans are and will be evidenced by Borrower's Class A-1, Class A-2, and Class B Secured Promissory Notes (the "Notes").

      Lenders are willing to extend the Loans to Borrower on a secured basis, subject to the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders agree as follows:

      ARTICLE I DEFINITIONS

      1.1 Defined Terms. In addition to terms defined elsewhere in this Security Agreement, when used herein, the following terms shall have the following meanings:

      "Account" means any right of Borrower, whether or not earned by performance, to payment for goods or other property sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including without limitation:

            (a) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by Borrower, or acquired by Borrower from others;

            (b) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

            (c) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Borrower's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

      "Account Debtor" means the Person who is obligated on an Account.

      "Chattel Paper" means a writing or writings that evidence both a monetary obligation and a security interest in or a lease of specified goods.

      "Collateral" has the meaning given to such term in Section 2.1.

      "Default" shall mean the failure by the Borrower to timely perform any monetary obligation under this Agreement or any of the Loan Documents or Obligations or the failure by the Borrower to observe or perform in any material respect any of the covenants or agreements to be observed or performed hereunder or under the terms of any of the Loan Documents or Obligations after fifteen (15) days' notice by Lenders to Borrower specifying such default and the failure by the Borrower to cure.

      "Default Rate" shall mean the lesser of (i) eighteen percent (18%) per 365-day annum, or (ii) the highest rate of interest permitted from time to time by applicable law.

      "Document" shall mean any now owned or hereafter acquired bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, that in the regular course of business of financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

      "Dollars" and "$" shall mean lawful money of the United States of America.

      "Due Date" shall mean the date any payment of principal or interest is due and payable on the Loans or the Notes.

      "Equipment" means all goods (other than Inventory) used or bought for use primarily in the business of Borrower, wherever located, including, but not limited to, machinery, furniture, furnishings, fixtures, leasehold improvements, computers, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof.

      "Event of Default" means an event of default specified in Article V of this Security Agreement or an event of default under any other Loan Document.

      "Financing Statement" means any financing statement permitted under the UCC or any other state law for the purpose of perfecting or continuing the Security Interest.

      "General Intangibles" means any personal property of Borrower other than goods, Accounts, Chattel Paper, Documents, Instruments and money, and including without limitation, Intellectual Property.

      "Instrument" means a negotiable instrument or any other writing that evidences a right to payment of money and is not itself a security agreement or lease and is of a type that is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

      "Intellectual Property" means all of the following, owned or used in the business of the Borrower as presently conducted or as proposed to be conducted: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) domestic and foreign patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, techniques, processes, technology and computer programs, software and databases
(including source code, object code, algorithms, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing;
(v) scientific, technical, engineering and marketing data and database rights;
(vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (viii) books and records describing or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

      "Interest Rate" means twelve percent (12%) per annum, except when the Default Rate is in effect, but in no event to exceed the maximum rate permitted by law.

      "Inventory" means all (a) goods, merchandise or personal property, wherever located, held for sale or lease by Borrower in the ordinary course of business or to be furnished under contracts of service, (b) raw materials,
(c) work in process, (d) materials used or consumed in the Borrower's business,
(e) materials or supplies used or usable in manufacturing or processing,
(f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and
(h) returned or repossessed merchandise, of Borrower.

       "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

      "Loan Documents" means this Security Agreement, the Notes, and the Financing Statements, together with all other agreements, documents and instruments executed and delivered by Borrower to Lenders in connection herewith.

      "Loans" means the indebtedness evidenced by the Class A-1, Class A-2, and Class B Secured Promissory Notes issued from time to time by Borrower to Lenders.

      "Majority in Interest" means the Lenders holding a majority of the Notes by principal amount.

      "Maturity Date" means, with respect to the Class A-1 Secured Promissory Notes, March 31, 2004; with respect to the Class A-2 Secured Promissory Notes, September 30, 2004; and with respect to the Class B Secured Promissory Notes, March 31, 2005. The Notes must be paid at their respective Maturity Dates (except as otherwise specifically provided in the Loan Documents), regardless of source.

      "Note(s)" means the Class A-1, Class A-2, and Class B Secured Promissory Notes issued from time to time by Borrower to Lenders, and all allonges thereto, and all renewals, extensions, modifications or replacements thereof.

      "Obligations" means all payment and performance duties, obligations and liabilities of any kind or nature of Borrower to Lenders, including, but not limited to, (a) the indebtedness evidenced by the Notes, together with all accrued but unpaid interest thereon, (b) all banking and loan fees, costs, expenses and attorneys' and paralegals' fees and expenses for which Borrower may be liable, and (c) all other payment and performance duties, obligations and liabilities of Borrower to Lenders, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including without limitation, all such duties, obligations and liabilities of Borrower to Lenders under and pursuant to this Security Agreement, the Notes or any of the other Loan Documents, the Loans, and all renewals, extensions, modifications, amendments or replacements of any thereof. The term "Obligations" shall include and continue to include payment on any Obligations which have been made to a Lenders that are subsequently required to be turned over or returned to Borrower or any other Person for any reason.

      "Person" means any natural person, corporation, division of a corporation, firm, partnership, association, trust, organization, governmental authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

      "Proceeds" means whatever is received upon the sale, exchange, collection or other disposition of the Collateral, including without limitation, insurance proceeds.

      "Records" means all books, correspondence, credit files, records, invoices and other papers and documents at any time evidencing or relating to all or any part of the Collateral, including, without limitation, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower, and all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance;

      "Security Agreement" means this Security Agreement, and all supplements, amendments, modifications or restatements here

      "Security Documents" means this Security Agreement, and all other agreements, assignments, filings, financing statements, certificates of title, notices, returns and other security instruments and records, however described or denominated, now or hereafter created or existing, pledging or evidencing any pledge of any property or assets, however described, to secure any or all of the Obligations.

      "Security Interest" means the security interest in the Collateral granted by Borrower to Lenders pursuant to Section 2.1.


      "UCC" means the Florida Uniform Commercial Code, as amended from time to time.

      1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. All references in this Security Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of and Exhibits and Schedules to this Security Agreement unless the context requires otherwise. All terms contained in this Security Agreement and which are not otherwise specifically defined herein shall have the meanings provided in the UCC to the extent the same are used or defined therein.

ARTICLE II COLLATERAL AND GRANT OF SECURITY INTERESTS

         2.1 Grant of Security Interest. To secure payment and performance of all of the Obligations, Borrower hereby grants to Lenders a continuing Security Interest in and to all of Borrower's right, title and interest in and to all personal property of Borrower, whether now owned or existing or hereafter acquired, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"), including, but not limited to:

(a)  All Accounts;

(b)  All Inventory;

(c)  All Equipment;

(d)  All Documents;

(e)  All Instruments;

(f)  All Chattel Paper;

(g)  All General Intangibles;

(h)  All cash and cash equivalents;

(i) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Borrower now or hereafter with any financial institution and any and all property of every kind or description of or in the name of Borrower.

(j) To the extent not encumbered above, all of the right, title and interest of Borrower in and to the goods or other property represented by or securing Accounts, Chattel Paper and Instruments;

(k) All rights, remedies, title and interest in, to and in respect of the Collateral, including without limitation (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of Borrower as an unpaid vendor, lienor or secured party, including stoppage in transit, replevin, repossession and reclamation, and in and to any returned, repossessed or reclaimed goods, (iii) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors and (iv) rights, remedies and payments arising from any legal proceedings initiated by Borrower;

(l)  All interests of Borrower in any leases;

(m)  All Records;

(n) All products of and all replacements, substitutions, additions or accessions to or for any of the foregoing; and

(o)  All Proceeds of all of the foregoing.

All of the Obligations shall be cross-defaulted with one another, such that an Event of Default with respect to any of the Obligations, whether under this Security Agreement or any of the other Loan Documents, shall be deemed an Event of Default with respect to all of the Obligations.

Notwithstanding anything to the contrary herein contained, the Security Interest granted herein does not attach to the assets of Neometrix Technology Group, Inc., the parent corporation of the Borrower (except those assets it receives from Borrowr) or any of its other subsidiaries.

      2.2    Collateral Covenants.

         2.2.1 General. (a) The Collateral shall be and remain free and clear of all Liens whatsoever, other than the lien of a bank in Borrower's deposit accounts.

                  (b) To the extent any of the Collateral is tangible personal property, Borrower shall cause to be maintained on the Collateral hazard insurance in an amount at least equal to the replacement cost thereof.

                  (c) Borrower shall defend the Collateral against the claims and demands of all Persons at any time claiming the same or any interest therein.

                  (d) There is not now and shall not be filed in the future in any jurisdiction any financing statement listing any Person other than Lenders as a secured party covering any or all of the Collateral.

                  (e) Borrower will use its reasonable best efforts to prevent (i) any levy on any of the Collateral under legal process, and (ii) anything being done that may materially impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

                  (f) Borrower shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

            2.2.2 Accounts Covenants. Borrower will notify Lenders promptly of: (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof and
(ii) all material adverse information relating to the financial condition of any Account Debtor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, except in the ordinary course of Borrower's business.

             2.2.3 Lender's Right to Cure. Lenders or any of them may, at their option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower,
(b) discharge taxes or Liens at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any reasonable expense or perform any act which, in Lenders' judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lenders with respect thereto. Lenders may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lenders under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

ARTICLE III REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lenders as follows:

      3.1   Corporate Existence and Power; Name; Chief Executive
Office; Inventory and Equipment Locations. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. The principal place of business of Borrower is located at 11921 Freedom Drive, Suite 550, Reston, VA 20190, and all Records are kept at that location.

      3.2 Qualification. Borrower is in good standing and is qualified to do business in all states and locations where qualifications are necessary and failure to so qualify would preclude it from enforcing its rights with respect to any material asset, expose it to any material liability or have a material adverse effect on its business.

      3.3 Authorization of Loans, etc. The execution, delivery and performance of the Loan Documents by Borrower (a) have been duly authorized by all requisite corporate action (no shareholder action being required pursuant to applicable law) and (b) will not (i) violate (y) any provision of law, rule, regulation or order of any governmental authority or the Articles of Incorporation or Bylaws of Borrower or (z) any provision of any indenture, agreement or other instrument to which Borrower is party or by which Borrower or any of its properties or assets are bound (ii) be in conflict with, result in a breach or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon any of the properties or assets of Borrower other than as permitted by the terms hereof.

      3.4 Title to Assets. Except for the Security Interest granted to Lenders hereunder, Borrower has good and marketable title to all of its property and assets free and clear of all other Liens.

      3.5 Priority Security Interest. The Security Interest granted to Lenders hereunder has priority over all other Liens on the Collateral and is a valid, enforceable, perfected (to the extent capable of perfection by filing) unavoidable first priority security interest in all personal property of Borrower.

      3.6 Legal Agreements. This Agreement and the other Loan Documents, upon execution by the respective parties, will constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower and all its successors and assigns, including any bankruptcy trustee or examiner, in accordance with their respective terms.

      3.7 Statements. All statements, written or oral, which Borrower has made or provided to Lenders in connection with any Loan Document, taken as a whole, contain no untrue statement of a material fact and do not omit stating a material fact necessary to make such statements not misleading.

      3.8 No Default. No Default or Event of Default has occurred and is continuing, and no such Default or Event of Default will occur as a result of the execution and delivery of this Agreement and other Loan Documents.

      3.9 Compliance. (i) Borrower is in compliance with all applicable law, rules, regulations and ordinances of any governmental authority having jurisdiction over its business operations; and (ii) Borrower is in compliance with all contracts to which it is a party.

ARTICLE IV COVENANTS

         Borrower covenants, for so long as any of the principal amount of or interest on the Notes is outstanding and unpaid or any duty or obligation of the Borrower hereunder or under any of the other Obligations remains unpaid or unperformed as follows:

            4.1   Affirmative Covenants.

            4.1.1	Financial Statements and Other Information.  Borrower
shall deliver to Lenders, within sixty (60) Days from the end of each calendar year, internally prepared financial statements.

            4.1.2	Taxes and Other Claims.  Borrower shall file when due
all required tax returns, shall pay when due all taxes, including without limitation, payroll, real and personal property taxes, sales taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and shall pay when due all lawful claims for labor, materials and supplied which, if unpaid, might become a Lien upon any property of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by Borrower in good faith in appropriate proceedings, provided that adequate reserve has been set aside for the amount in question.

            4.1.3 Insurance. Borrower shall obtain and maintain, to the extent of Lenders' interests, insurance in such amounts and with such coverage as is reasonably necessary for the operation of Borrower's business. In the event Borrower fails to pay any premium on any such insurance, Lenders may do so (but shall not be obligated to do so), and Borrower shall reimburse
Lenders for any such payment on demand.

            4.1.4	Corporate Existence; Compliance with Laws.  Borrower shall
preserve and maintain its corporate existence and all of its rights, privileges, licenses, permits and franchises, and shall comply with all applicable laws, regulations and ordinances, including without limitation, Environmental Laws and laws relating to ERISA, applicable to Borrower, the operation of its business and such licenses, permits and franchises.

            4.1.5	Further Assurances; Initial Collateral Documents.  Borrower
shall, at its cost and expense, execute, acknowledge and deliver and cause to be executed, acknowledged and delivered, to Lenders all such instruments, including without limitation, financing statements, assumptions and continuation statements, and take all such other action as Lenders may from time to time request for the purpose of further assuring to Lenders the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents and to confirm the Obligations.
Further, to the extent Borrower acquires from time to time any additional property within the definition of the term "Collateral," Borrower shall immediately execute and delivery to Lenders such documents as are necessary to grant to Lenders a valid and perfected first priority security interest in such property.

       4.2   Negative Covenants.   Without the prior written consent of the
Lenders:

            4.2.1 Liens. Borrower shall not create, incur, or permit to exist in favor of any Person any Liens on any of its property now owned or hereafter acquired.

            4.2.2 Indebtedness; Guaranties. Borrower shall not guarantee, endorse, assume, or otherwise become directly or contingently liable in connection with any obligation of any other Person, except by the endorsement of negotiable instruments by Borrower for deposit or collection or similar transactions in the ordinary course of business.

            4.2.3 Sale of Assets. Borrower shall not sell, lease, assign, transfer, or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any Person unless the Obligations shall be paid in full.

            4.2.4 Dividends; Capital Stock. Borrower shall not declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes unless the Obligations shall be paid in full.

            4.2.5 Consolidation and Merger; Asset Acquisition. Borrower shall not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

            4.2.6 Salaries. Borrower shall not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

ARTICLE V

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

       5.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

            5.1.1	Monetary Default.  If Borrower shall default in any payment
of (i) the principal of or interest on the Loan or (ii) any of the other
Obligations (after three (3) days' written notice) on the Due Date thereof, whether at maturity, by acceleration or otherwise; or

            5.1.2	Non-Monetary Default.  If after ten (10) days' written
notice, Borrower shall fail to cure any default in the performance of or compliance with any term or covenant contained in this Security Agreement, other than a term or covenant a default in the performance of which or non-compliance with which is elsewhere specifically dealt with under this Article V; or

            5.1.3 Invalidity Assertion. If Borrower in any pleading filed in any court asserts that any material provision in any of the Loan Documents is invalid or not binding on Borrower; or

            5.1.4	Termination, etc. of Security Interest.  Except for the
termination of the Security Interest upon payment and performance in full of all of the Obligations as provided herein, if the Security Interest shall terminate or otherwise cease for any reason to be in full force and effect.

        5.2 Rights and Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such event, Lenders, or any of them, may take any or all of the following actions, at the same or different times, all of which are cumulative and nonexclusive:

            (a) declare the Obligations to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Security Agreement to the contrary notwithstanding;

            (b) request Borrower to assemble at its expense the Collateral and make it available to Lenders at a convenient place acceptable to Lenders and, upon making of said request, Borrower shall promptly comply with said request;

            (c) give notice to and make demand upon all Account Debtors to make payments directly to Lenders on all Accounts;

            (d) seize and take possession of the Collateral and dispose of same under the UCC or otherwise (or to have a receiver appointed for such purpose) and, in such case, if any notice is required under applicable law, the giving of five (5) business days' written notice to Borrower at its address set forth herein shall constitute reasonable notice to Borrower; provided, however, Lenders shall not by virtue of this Security Agreement be obligated to give any such notice to Borrower, and Borrower expressly authorizes Lenders to enter upon all property owned by Borrower for the purpose of taking into custody and seizing any and all of the Collateral;

            (e) exercise any and all rights or remedies contained in this Security Agreement or any Loan Document; and

            (f) exercise any and all rights and remedies available to Lenders under the UCC and any other applicable law.

       All recoveries distributed to the Lenders shall be divided among them as follows:

(i) First, to the holders of the Class A-1 Secured Promissory Notes, in proportion to the amounts owing to each of them;

(ii) Second, to the holders of the Class A-2 Secured Promissory Notes, in proportion to the amounts owing to each of them; and

(iii) Third, to the holders of the Class B Secured Promissory Notes, in proportion to the amounts owing to each of them.

      5.3 Application of Proceeds on Default. Upon the occurrence of an Event of Default, all Proceeds shall be applied to the outstanding Obligations, at the Lenders' sole and absolute discretion, without any marshalling of assets (i) first to the expenses of retaking and preparing the Collateral for sale, including expenses of sale, (ii) next to other costs and attorneys' fees incurred by Lenders in exercising rights under this Security Agreement or any of the other Loan Documents, and (iii) next to the payment of interest, fees and principal due on the Obligations in proportion to the amounts owed to the Lenders, in the order specified in Section 5.2, above. Should any deficiency result after disposition of the Collateral, Borrower shall remain liable for any deficiency. Any amounts remaining after such payment in full shall be remitted to Borrower.

      5.4   Financing Statements; Direct Payments; Confirmation of
Accounts and Audit Rights. Borrower hereby authorizes Lenders to file and maintain UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Security Interest, in all cases without the signatures of Borrower or with the signature by Lenders as attorney-in-fact for Borrower. Lenders will provide Borrower with notice simultaneously with any such filings made or notices given by Lenders; however, failure by Lenders to provide such notice to Borrower shall not affect the validity of such filings or notices. Borrower further authorizes Lenders upon the occurrence of an Event of Default, to notify any Account Debtors that all sums payable to Borrower and relating to the Collateral shall be paid directly to Lenders and to confirm with any Account Debtors the amounts payable by them to Borrower with regard to the Collateral.

ARTICLE III MISCELLANEOUS

       6.1 Waiver and Amendment. No provision of this Security Agreement or any Loan Document or writing contemplated hereby can be waived, modified, amended, abridged, supplemented or terminated, except by a writing executed by Lenders. No delay or failure by Lenders to exercise any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by Lenders of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lenders under this Security Agreement and any other writing are cumulative and not exclusive.

       6.2 Costs and Expenses. Borrower shall pay, or shall reimburse Lenders for, and shall indemnify and save Lenders harmless against liability for the payment of all reasonable legal fees and expenses (whether incurred at trial, on rehearing, retrial or appeal, in any bankruptcy proceeding or otherwise) of counsel to Lenders, in connection with enforcement of this Security Agreement, the Notes or any of the other Loan Documents, provided Lenders are the prevailing party.

       6.3 Addresses. All notices, requests, demands and other communications provided for under this Security Agreement and the writings contemplated by this Security Agreement shall be in writing and shall be delivered in person, deposited in the mail postage prepaid, via overnight courier or by facsimile addressed as follows:

       If to Borrower:

Neometrix Acquisition I, Inc.
11921 Freedom Drive
Suite 550
Reston, VA 20190
Attention: President
Facsimile: (703) 995-4667

with a copy to:
Tomer Tal, Esq.
New Venture Attorneys
13620 Lincoln Way
Suite 320
Auburn, CA 95603
Facsimile: (530) 745-0376


       If to Lenders:

 At the address for each shown on the signature page of this Security Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when actually delivered, deposited in the mail or with overnight courier service or faxed.

      6.4 Binding Effect and Assignment. This Security Agreement and the other writings contemplated by this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns including, but not limited to, any bankruptcy trustees or examiners, except that Borrower shall have no right to assign any of its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. If any provision or application of this Security Agreement, the Notes, or any other writing contemplated hereby is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this Security Agreement and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby.

      6.5 No Third Party Beneficiaries. The parties intend that this Security Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Security Agreement whatsoever either as a third party beneficiary or otherwise.

      6.6 Prior Agreements. This Security Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between Borrower and Lenders prior to the execution of this Security Agreement shall be replaced by the terms of this Security Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to replace or supersede the terms of the Notes or other Loan Documents.

      6.7 Term. This Security Agreement and the rights and privileges granted hereunder to Lenders, including without limitation, the Security Interest, shall continue and remain in full force and effect until all of the Obligations have been paid and performed in full. At such time as the foregoing conditions are met, Lenders shall execute a termination statement in regard to any Financing Statement filed by Lenders. Until each of the conditions set forth above regarding the term of this Security Agreement is met, the Security Interest shall continue to secure all of the Obligations.

      6.8 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made herein by Borrower or in any certificate or other instrument delivered by it or on its behalf in connection with this Security Agreement shall be considered to have been relied upon by Lenders and shall survive and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid.
All statements in any such certificate or other instrument shall constitute representations and warranties by Borrower.

      6.9 Headings. Article and Section headings in this Security Agreement are for convenience of reference only, and shall not constitute a part of this Security Agreement for any other purpose or a limitation of the scope of the particular Articles or Sections to which they refer.

      6.10 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      6.11 Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

      6.12 Time of the Essence. Time is of the essence of this Security Agreement, the Notes and the other Loan Documents.

      6.13 Construction of Agreement. If in the event it is ever necessary to construe this Security Agreement, it will be construed without giving any effect as to which party drafted this Security Agreement, the parties having agreed that each party, with the benefit of counsel, has reviewed and participated in the preparation of this Security Agreement.

      6.14 Governing Law. This Security Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the parties have executed this Security Agreement on the date first above written.

                                         "BORROWER"

NEOMETRIX ACQUISITION I, INC., a Delaware corporation


By:_______________________________________
Its:

                                          "LENDERS"



                                    __________________________________________
                                    Name:
                                    (Please Print)



EXHIBIT I

         GUARANTY

THIS GUARANTY ("Guaranty") is given by NEOMETRIX TECHNOLOGY
GROUP, INC., a Delaware corporation, as its address 11921 Freedom Drive, Suite 550, Reston, VA 20190 (the "Guarantor"), to each holder of the Class A-1 and Class A-2 Secured Promissory Notes of NEOMETRIX ACQUISITION I, INC., a Delaware corporation (each, a "Holder" and collectively, the "Holders").

        R E C I T A L S:

A. Guarantor and Zeosoft Corporation, a Florida corporation ("Zeosoft"), are parties to an Asset Acquisition Agreement ("Asset Agreement") pursuant to which Zeosoft has sold substantially all its assets to Neometrix Acquisition I, Inc., a Delaware corporation ("Debtor") that is a subsidiary of Guarantor. Debtor has agreed to assume certain indebtedness owed by Zeosoft to the holders of Zeosoft Notes (as that term is defined in the Asset Agreement). Debtor is issuing its Class A-1 and Class A-2 Secured Promissory Notes in replacement of the Zeosoft Notes. Guarantor has agreed to guarantee payment of the Class A-1 and Class A-2 Secured Promissory Notes issued by Debtor.

B. Holders would not lend money to Debtor and accept its Class A-1 and Class A-2 Secured Promissory Notes Note except for the execution and delivery of this Guaranty by Guarantor; and

C. Guarantor has received and reviewed a copy of the Class A-1 and Class A-2 Secured Promissory Notes.

THEREFORE, for good and valuable consideration, including the Holders lending money to Debtor, the Guarantor agrees as follows:

Recitals. The above recitals are true and correct and are a part of this Guaranty.

Guaranty. The Guarantor, for itself and its successors and assigns, guaranties the prompt payment when due of all payments under the Class A-1 and Class A-2 Secured Promissory Notes issued by Debtor, and the prompt performance of all terms, conditions, and covenants on the part of Debtor to be performed under the Note.

Performance Guaranty. In the event that the Debtor fails to pay sums when due under the Class A-1 and Class A-2 Secured Promissory Notes, the Guarantor will promptly and fully pay such amounts in the place and stead of the Debtor and shall promptly perform any other terms, conditions, and covenants on the part of Debtor to be performed under the Class A-1 and Class A-2 Secured Promissory Notes. The Guarantor shall pay, reimburse and indemnify the Holders from any and all damages, costs, expenses, losses and other liabilities arising or resulting from the failure of the Debtor to pay the Class A-1 and Class A-2 Secured Promissory Notes when due or the failure of Debtor to otherwise perform under the Class A-1 and Class A-2 Secured Promissory Notes.

Waiver of Notices. Without notice to or further assent from the Guarantor, any Holder may waive or modify any of the terms or conditions of the Class A-1 and Class A-2 Secured Promissory Notes or related Debtor obligations; or compromise, settle or extend the time of payment of any amount due from the Debtor or the time of performance of any obligation of the Debtor. These actions may be taken by the Holder without discharging or otherwise affecting the obligations of the Guarantor.

Unconditional Obligations. The Holders shall not be required to pursue any remedies they may have against the Debtor or against any collateral as a condition to enforcement of this Guaranty, nor shall the Guarantor be discharged or released by reason of the discharge or release of the Debtor for any reason, including a discharge in bankruptcy, receivership or other proceedings, a stay or other enforcement restriction, or any other reduction, modification, impairment, or limitations of the liability of the Debtor.

Binding Effect.   This Guaranty is binding upon the Guarantor, its legal
representatives and assigns, and is binding upon and shall inure to the benefit of the Holders and each of them, and their respective successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of its obligations under this Guaranty.

Modifications. This Guaranty may not be modified orally, but only in writing signed by both the Guarantor and each Holder. Modifications include any waiver, change, discharge, modification or termination.

IN WITNESS WHEREOF the Guarantor has duly signed this Guaranty on the date stated below.

Witnesses:                                  GUARANTOR:

NEOMETRIX TECHNOLOGY GROUP, INC., a
Delaware corporation



                                            By____________________________
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 1st day of April, 2003, by
__________________, as ______________ of NEOMETRIX TECHNOLOGY GROUP, INC., a
Delaware corporation. He has produced _____________ as identification.

_____________________________________________
NOTARY PUBLIC





SCHEDULE 1.01(a)

PATENTS, TRADEMARKS, AND APPLICATIONS

The following trademarks have been applied for:
      ZeoSphere
      ZeoFusion
      On Demand Mobile Server Networks
      On Demand Mobile Servers

Seller is the owner of the following patent and patent applications:

      Patent No. 6,125,363 (entitled "Distributed Multi-threaded Application Development System and Method")

      Patent Application Serial No. 09/670,988 (entitled "Distributed Multi-threaded Application Development System and Method"), filed 9/26/00

      Provisional Patent Application No. 60/337,579 (entitled "System for Development, Management, and Operation of Distributed Clients and Servers"), filed 10/26/01

      Non-provisional Patent Application No. 10/268,924 (entitled "System for Development, Management, and Operation of Distributed Clients and Servers"), filed 10/11/02


SCHEDULE 1.01(j)

LIST OF LEASED ASSETS

All computers, monitors, printers, and other peripherals
All desks, chairs, file cabinets, and office furniture
Conference table and chairs
All cubicles
Telephone system, switching equipment, telephones, and fax machines Microwave and refrigerator
All leasehold improvements


SCHEDULE 1.02
ASSUMED OBLIGATIONS

Buyer will assume the following obligations of Seller and no others:

1. The Zeosoft Notes described in Sections 2.02 (e), (g), and (h) of the Agreement.
2. All costs, liabilities, and obligations associated with Seller's lease of real property in Scottsdale, AZ.
3. All costs, liabilities, and obligations associated with Seller's lease of real property in Parsippany, NJ.
4. All costs, liabilities and obligations associated with payroll for the current payroll period, determined as of the Closing Date (subject to Seller's agreement contained in section 2.03 to pay all payroll obligations through March 31, 2003).
5. All costs, liabilities and obligations associated with current ordinary course accounts payable, determined as of the Closing Date (subject to Seller's agreement contained in section 2.03 to pay all such bills received prior to the Effective Time and the $10,000 limitation [not applicable to Assumed Obligations] contained in Section 2.03).



SCHEDULE 4.02
SHARE RESTRICTIONS, ETC.
Neometrix has outstanding 200,000 options to purchase common stock.


SCHEDULE 4.03
FINANCIAL STATEMENT EXCEPTIONS
None.


SCHEDULE 4.04
TAX EXCEPTIONS
Federal and state income tax returns for FYE 2002 are unfiled. Extensions have been procured.


SCHEDULE 4.05
INSURANCE
None.


SCHEDULE 4.06
LEGAL PROCEEDINGS
Theater Radio Network has sued Neometrix in the 13th Judicial Circuit of Florida, seeking damages for breach of contract. Neometrix is vigorously defending the claims.


SCHEDULE 4.07
LIENS AND ENCUMBRANCES
None.


SCHEDULE 4.08
REAL PROPERTY LEASES
None.


SCHEDULE 4.14
MATERIAL CONTRACTS
The State of Maryland, City of Baltimore, and Baltimore City School System are all significant customers.


SCHEDULE 4.15
EMPLOYEE BENEFITS PLANS
None.


SCHEDULE 4.16
INTELLECTUAL PROPERTY EXCEPTIONS
None.



SCHEDULE 5.02
FINANCIAL STATEMENT EXCEPTIONS
None.


SCHEDULE 5.03
TAX EXCEPTIONS
Zeosoft has not filed its federal or state income tax returns for 2002. Those returns are on extension.


SCHEDULE 5.04
INSURANCE
Zeosoft maintains a hazard insurance policy having coverage limits of $350,000 (blanket premises), and $200,000 (personal property), and supplementary coverages. Zeosoft maintains a commercial and products liability policy having coverage limits of $5,000,000 (aggregate). Zeosoft also maintains workers' compensation and employer liability policies in each state where it is required to do so.


SCHEDULE 5.05
LEGAL PROCEEDINGS
Zeosoft is a named defendant in the case Sky Peak, LLC v. Buzzeo, Inc. et al., Case No. CV 01-012656, pending in the Maricopa County, Arizona Superior Court.



SCHEDULE 5.06
LIENS AND ENCUMBRANCES
The holders of the Zeosoft Notes have a blanket lien on all of Zeosoft's assets, securing payment of the Zeosoft Notes. In the legal proceeding described in Schedule 5.05, Sky Peak, LLC claims a lien on certain tangible personal property that will be leased to Buyer.




SCHEDULE 5.07
REAL PROPERTY LEASES
Zeosoft leases real property in Scottsdale, Arizona from B-H Associates. Zeosoft leases real property located in Parsippany, New Jersey from Boulevard Plaza Associates.


SCHEDULE 5.13
MATERIAL CONTRACTS
Zeosoft's material contracts consist of the leases set forth in Schedule 2.8, the Zeosoft Notes, the Security Agreement securing payment of the Zeosoft Notes, the Software License Agreement with Phoenix Rsmart Group, Inc., and a number of contracts Zeosoft has with various third-party software vendors and equipment maintenance vendors. Zeosoft is not in default under any of its contracts; however, Phoenix Rsmart Group, Inc. is in default under its contract with Zeosoft, for failure to pay minimum royalties thereunder. Phoenix
Rsmart Group, Inc. has notified Zeosoft that it has not completed development of its software and is unable to offer a timetable for such completion. Zeosoft has not yet decided whether to exercise any remedies under the License Agreement.


SCHEDULE 5.14
INTELLECTUAL PROPERTY EXCEPTIONS

Zeosoft has an agreement with IBM that permits Zeosoft to add IBM's JV2 software for hand-held devices to its products. Zeosoft has not yet made use of the IBM software, but may do so in the future. Zeosoft has an agreement with Savaje Technologies to use Savaje's development software for hand-held devices. Zeosoft has not yet made use of the Savaje software, but may do so in the future.